                                Exhibit (c)(2)

================================================================================

                           STOCK PURCHASE AGREEMENT

                                BY AND BETWEEN

                       WESTINGHOUSE ELECTRIC CORPORATION

                                      AND

                               GTS DURATEK, INC.

                                   REGARDING

                           THE SALE OF THE SHARES OF

                      THE SCIENTIFIC ECOLOGY GROUP, INC.



                           DATED AS OF APRIL 8, 1997


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                    Page
                                                                                                    ----
ARTICLE 1.  TERMS OF THE TRANSACTION...............................................................  1

 1.1.          Sale of the Shares..................................................................  1
               ------------------
 1.2.          Purchase Price......................................................................  1
               --------------
 1.3.          Payment of Purchase Price...........................................................  1
               -------------------------

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER...............................................  1

 2.1.          Organization; Power and Authority...................................................  2
               ---------------------------------
 2.2.          Authorization, Execution and Validity...............................................  2
               -------------------------------------
 2.3.          Capitalization......................................................................  2
               --------------
     2.3.1          The Company....................................................................  2
                    -----------
     2.3.2          Company Subsidiaries...........................................................  3
                    --------------------
 2.4.          Officers and Directors..............................................................  3
               ----------------------
 2.5.          Financial Information...............................................................  3
               ---------------------
     2.5.1          Balance Sheet..................................................................  3
                    -------------
     2.5.2          No Undisclosed Liabilities.....................................................  3
                    --------------------------
 2.6.          Absence of Certain Changes..........................................................  4
               --------------------------
 2.7.          No Conflict; Seller Consents........................................................  4
               ----------------------------
 2.8.          Real Property.......................................................................  4
               -------------
 2.9.          Condition of Assets.................................................................  4
               -------------------
 2.10.          Insurance..........................................................................  5
                ---------
 2.11.          Contracts..........................................................................  5
                ---------
 2.12.          Litigation.........................................................................  7
                ----------
 2.13.          Environmental Laws.................................................................  7
                ------------------
     2.13.1.        Compliance.....................................................................  7
                    ----------
     2.13.2.        Conditions.....................................................................  8
                    ----------
     2.13.3.        Exclusivity....................................................................  9
                    -----------
 2.14.         Other Laws..........................................................................  9
               ----------
 2.15.         Patents, Trademarks and Similar Rights..............................................  9
               --------------------------------------
     2.15.1.        Intellectual Property..........................................................  9
                    ---------------------
     2.15.2.        Licenses; Infringement......................................................... 11
                    ----------------------
     2.15.3.        Company Entity Commercial Activities........................................... 12
                    ------------------------------------
 2.16.         Employees........................................................................... 12
               ---------
     2.16.1.        Employees...................................................................... 12
                    ---------
     2.16.2.        Unions......................................................................... 12
                    ------

     2.16.3.        NLRB........................................................................... 12
                    ----
 2.17.         Employee Benefits................................................................... 12
               -----------------
     2.17.1.        Company Benefit Plans.......................................................... 12
                    ---------------------
     2.17.2.        Records........................................................................ 14
                    -------
     2.17.3.        Actions........................................................................ 14
                    -------
     2.17.4.        Funding........................................................................ 14
                    -------
     2.17.5.        Acceleration of Benefits....................................................... 14
                    ------------------------
     2.17.6.        Benefit Plans Maintained By Seller............................................. 14
                    ----------------------------------
 2.18.         Taxes............................................................................... 14
               -----
     2.18.1.        Returns........................................................................ 14
                    -------
     2.18.2.        Tax Audits..................................................................... 15
                    ----------
     2.18.3.        Section 338(h)(10) Election.................................................... 15
                    ---------------------------
 2.19.         Brokers............................................................................. 15
               -------
 2.20.         Approvals........................................................................... 15
               ---------
 2.21.         No Other Pending Transactions....................................................... 15
               -----------------------------
 2.22.         Corporate Books and Records......................................................... 15
               ---------------------------
 2.23.         Business Practices.................................................................. 16
               ------------------
 2.24.         Purchase for Investment; Restricted Securities...................................... 16
               ----------------------------------------------

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER................................................ 17

 3.1.          Organization; Power and Authority................................................... 17
               ---------------------------------
 3.2.          Authorization, Execution and Validity............................................... 17
               -------------------------------------
 3.3.          No Conflict; Buyer Consents......................................................... 17
               ---------------------------
 3.4.          Litigation.......................................................................... 17
               ----------
 3.5.          Purchase for Investment; Restricted Securities; Due Diligence....................... 18
               -------------------------------------------------------------
 3.6.          Available Funds..................................................................... 18
               ---------------
 3.7.          Brokers............................................................................. 18
               -------
 3.8.          GTS Shares.......................................................................... 18
               ----------

ARTICLE 4.  COVENANTS OF SELLER.................................................................... 19

 4.1  Cooperation by Seller........................................................................ 19
      ---------------------
 4.2.          Pre-Closing Access to Information................................................... 19
               ---------------------------------
 4.3.          Conduct of Business................................................................. 19
               -------------------
     4.3.1.         Conduct of Business in Ordinary Course......................................... 19
                    --------------------------------------
     4.3.2.         Buyer's Consent................................................................ 21
                    ---------------
     4.3.3.         Advanced Systems Division Assets and Liabilities............................... 21
                    ------------------------------------------------
 4.4.          Further Assurances.................................................................. 21
               ------------------
 4.5.          HSR Act Compliance.................................................................. 22
               ------------------

 4.6.          Supplements to Schedules............................................................ 22
               ------------------------
 4.7.          Intercompany Accounts............................................................... 22
               ---------------------
 4.8.          Transfer of GTS Shares.............................................................. 22
               ----------------------
 4.9.          Ventilation System for the SEG(R) Metal Melt Facility; Stormwater
               -----------------------------------------------------------------
               Separation Project; Trojan Contract................................................. 22
               -----------------------------------
 4.10.          Non-Competition.................................................................... 23
                ---------------
     4.10.1.        Seller's Covenant.............................................................. 23
                    -----------------
     4.10.2.        Definitions.................................................................... 23
                    -----------
     4.10.3.        Services for Governmental Authorities.......................................... 24
                    -------------------------------------
     4.10.4.        Injunctive Relief.............................................................. 24
                    -----------------
     4.10.5.        Severability................................................................... 25
                    ------------
 4.11.          Non-Interference Agreement......................................................... 25
                --------------------------
 4.12.          Confidentiality.................................................................... 25
                ---------------
 4.13.          Environmental Matters Covenant..................................................... 25
                ------------------------------
 4.14.          Release for MMT Matters............................................................ 26
                -----------------------

ARTICLE 5.  COVENANTS OF BUYER..................................................................... 26

 5.1.          Cooperation by Buyer................................................................ 26
               --------------------
 5.2.          Due Diligence Activities............................................................ 26
               ------------------------
 5.3.          Further Assurances.................................................................. 26
               ------------------
 5.4.          HSR Act Compliance.................................................................. 27
               ------------------
 5.5.          Trademarks, Etc. ................................................................... 27
               ----------------
 5.6.          Certain Contracts................................................................... 27
               -----------------
 5.7.          Insurance Matters................................................................... 27
               -----------------
 5.8.          Registration of GTS Shares.......................................................... 28
               --------------------------

ARTICLE 6  MUTUAL COVENANTS........................................................................ 29

 6.1.          Taxes............................................................................... 29
               -----
     6.1.1.         Apportionment of Income Taxes Between Pre-Closing and
                    -----------------------------------------------------
                    Post-Closing Tax Periods....................................................... 29
                    ------------------------
     6.1.2.         Payment of Income Taxes........................................................ 29
                    -----------------------
     6.1.3.         Preparation and Filing of Income Tax Returns................................... 30
                    --------------------------------------------
     6.1.4.         Cooperation.................................................................... 30
                    -----------
     6.1.5.         Refund Claims.................................................................. 30
                    -------------
     6.1.6.         Tax Sharing Agreements......................................................... 31
                    ----------------------
     6.1.7.         Notice of Audit................................................................ 31
                    ---------------
     6.1.8.         Audits Controlled by Seller.................................................... 31
                    ---------------------------
     6.1.9.         Audits Controlled by Buyer..................................................... 31
                    --------------------------
     6.1.10.        Section 338 Elections.......................................................... 32
                    ---------------------

     6.1.11.        Tax Indemnification............................................................ 32
                    -------------------
 6.2.          Books and Records................................................................... 33
               -----------------
     6.2.1.         Access......................................................................... 33
                    ------
     6.2.2.         Destruction.................................................................... 33
                    -----------
     6.2.3.         Confidentiality................................................................ 33
                    ---------------
     6.2.4.         Assistance..................................................................... 33
                    ----------
 6.3.          Notice of Certain Events............................................................ 33
               ------------------------
 6.4.          IP Matters.......................................................................... 34
               ----------
 6.5.          Certain Consents.................................................................... 34
               ----------------
 6.6.          Guarantees.......................................................................... 35
               ----------
 6.7.          Legacy Waste and Equipment.......................................................... 35
               --------------------------
 6.8.          Working Capital..................................................................... 36
               ---------------
 6.9.          Seller Commitment to Services....................................................... 37
               -----------------------------
     6.9.1.         Existing Contracts............................................................. 37
                    ------------------
     6.9.2.         Additional Commitment.......................................................... 37
                    ---------------------
 6.10.         Maxey Flats......................................................................... 38
               -----------

ARTICLE 7.  CONDITIONS PRECEDENT TO CLOSING........................................................ 38

 7.1.          Conditions Precedent to Buyer's Obligation.......................................... 38
               ------------------------------------------
     7.1.1.         Accuracy of Representations and Warranties..................................... 38
                    ------------------------------------------
     7.1.2.         HSR Act........................................................................ 38
                    -------
     7.1.3.         Litigation..................................................................... 38
                    ----------
     7.1.4.         Covenants...................................................................... 38
                    ---------
     7.1.5.         Deliveries..................................................................... 38
                    ----------
     7.1.6.         Required Consents and Approvals................................................ 39
                    -------------------------------
     7.1.7.         Material Adverse Change........................................................ 39
                    -----------------------
     7.1.8.         Resignation of Directors....................................................... 39
                    ------------------------
 7.2.          Conditions Precedent to Seller's Obligations........................................ 39
               --------------------------------------------
     7.2.1.         Truth of Representations and Warranties........................................ 39
                    ---------------------------------------
     7.2.2.         HSR Act........................................................................ 39
                    -------
     7.2.3.         Litigation..................................................................... 39
                    ----------
     7.2.4.         Covenants...................................................................... 39
                    ---------
     7.2.5.         Deliveries..................................................................... 39
                    ----------

ARTICLE 8.  CLOSING................................................................................ 39

 8.1.          Time and Place...................................................................... 39
               --------------
 8.2.          Deliveries by Seller................................................................ 40
               --------------------
 8.3.          Deliveries by Buyer................................................................. 41
               -------------------

ARTICLE 9.  TERMINATION PRIOR TO CLOSING DATE...................................................... 42

 9.1.          Termination......................................................................... 42
               -----------
 9.2.          Effect of Termination............................................................... 42
               ---------------------
 9.3.          Break-Up Fee........................................................................ 42
               ------------

ARTICLE 10.  INDEMNIFICATION AND PROCEDURES........................................................ 43

 10.1.         Indemnification by Seller........................................................... 43
               -------------------------
 10.2.         Indemnification by Buyer............................................................ 45
               ------------------------
 10.3.         Notice and Resolution of Claims..................................................... 45
               -------------------------------
     10.3.1.        Notice......................................................................... 45
                    ------
     10.3.2.        Right to Assume Defense........................................................ 45
                    -----------------------
     10.3.3.        Failure to Assume Defense...................................................... 46
                    -------------------------
     10.3.4.        Right to Control Cleanup and Access............................................ 46
                    -----------------------------------
 10.4.         Limits on Indemnification........................................................... 47
               -------------------------
     10.4.1.        Indemnification Threshold...................................................... 47
                    -------------------------
     10.4.2.        Deductible..................................................................... 47
                    ----------
     10.4.3.        Limit of Liability............................................................. 47
                    ------------------
     10.4.4.        Survival....................................................................... 48
                    --------
     10.4.5.        Actual Knowledge............................................................... 48
                    ----------------
     10.4.6.        Damages; Mitigation............................................................ 48
                    -------------------
     10.4.7.        Exclusive Remedy............................................................... 48
                    ----------------
 10.5.         Indemnity Payments.................................................................. 49
               ------------------
 10.6.         Payment and Assignment of Claims.................................................... 49
               --------------------------------
     10.6.1.        Payment........................................................................ 49
                    -------
     10.6.2.        Assignment..................................................................... 49
                    ----------
 10.7.         Other Indemnitees................................................................... 49
               -----------------
 10.8.         Customer Discounts.................................................................. 49
               ------------------
 10.9.         Waiver of Contribution.............................................................. 49
               ----------------------
 10.10.        Successor Indemnification Obligation................................................ 49
               ------------------------------------

ARTICLE 11.  EMPLOYEE MATTERS...................................................................... 50

 11.1.         Continuing Benefits and Benefit Plans............................................... 50
               -------------------------------------
 11.2.         Rights of Employees................................................................. 50
               -------------------

ARTICLE 12.  MISCELLANEOUS......................................................................... 50

 12.1.         Severability........................................................................ 50
               ------------
 12.2.         Successors and Assigns.............................................................. 50
               ----------------------
 12.3.         Counterparts........................................................................ 50
               ------------
 12.4.         Headings............................................................................ 50
               --------

     12.5.         Waiver.............................................................................. 50
                   ------
     12.6.         No Third-Party Beneficiaries........................................................ 51
                   ----------------------------
     12.7.         Sales and Transfer Taxes............................................................ 51
                   ------------------------
     12.8.         Other Expenses...................................................................... 51
                   --------------
     12.9.         Notices............................................................................. 51
                   -------
     12.10.        Governing Law; Interpretation....................................................... 52
                   -----------------------------
     12.11.        Public Announcements................................................................ 52

     12.12.        Exclusive Jurisdiction and Consent to Service of Process; Jury Waiver............... 52

     12.13.        Entire Agreement; Amendment......................................................... 53

     12.14.        Specific Performance................................................................ 53

ARTICLE 13.  DEFINITIONS; INTERPRETATION............................................................... 53

     13.1.         Definitions......................................................................... 53
                   -----------
     13.2.         Certain Interpretive Matters and Limitations........................................ 62
                   --------------------------------------------

                         EXHIBITS
Exhibit A                Form of Transition Services Agreement
Exhibit B                Form of IP Assignment
Exhibit C                Form of IP License Agreement
Exhibit D                Form of Opinion of Seller's Counsel
Exhibit E                Form of Opinion of Buyer's Counsel

                         SCHEDULES
Schedule 2.1             Jurisdictions
Schedule 2.3.2           Company Subsidiaries
Schedule 2.4             Officers and Directors
Schedule 2.5.1(a)        Balance Sheet
Schedule 2.5.1(b)        Description of Matters Reflected in Seller Financial
                         Statements
Schedule 2.5.2           Certain Liabilities
Schedule 2.6             Certain Changes
Schedule 2.7             Certain Conflicts and Consents of Seller
Schedule 2.8             Owned Real Property
Schedule 2.9(a)          Owned Personal Property
Schedule 2.9(b)          Certain Assets
Schedule 2.9(c)          Seller Provided Services
Schedule 2.10            Insurance Policies
Schedule 2.11(a)         Material Contracts
Schedule 2.11(b)         Purchase Orders
Schedule 2.11(c)         Teaming and Confidentiality Agreements
Schedule 2.11(d)         Proposals
Schedule 2.12            Actions and Orders
Schedule 2.13.1(a)       Compliance with Environmental Laws
Schedule 2.13.1(b)       Environmental Actions
Schedule 2.13.1(c)       Environmental Permits
Schedule 2.13.1(d)       Environmental Consent Orders or Agreements
Schedule 2.13.2(a)       Environmental Documents
Schedule 2.13.2(b)       Underground Storage Tanks
Schedule 2.13.2(c)       Information Requests
Schedule 2.13.2(d)       Recorded Liens
Schedule 2.13.2(f)       Transportation of Regulated Substances
Schedule 2.13.2(g)       Releases
Schedule 2.14            Compliance with Other Laws; Material Permits
Schedule 2.15.1(a)(i)    SEG Intellectual Property
Schedule 2.15.1(a)(ii)   Assigned Intellectual Property
Schedule 2.15.1(a)(iii)  Retained Intellectual Property
Schedule 2.15.1(b)(i)    Exceptions to Intellectual Property
Schedule 2.15.1(b)(ii)   Ownership of Assigned IP
Schedule 2.15.1(c)       Intellectual Property Claims

Schedule 2.15.2(a)(i)    Intellectual Property Licenses
Schedule 2.15.2(a)(ii)   Assigned IP Licenses
Schedule 2.15.2(a)(iii)  Intellectual Property Licenses from Third Parties to any Company Entity
Schedule 2.15.3          Third-Party IP Claims
Schedule 2.16.1          Certain Employees
Schedule 2.16.2          Collective Bargaining Agreements; Labor Disputes
Schedule 2.17.1          Employee Benefit Plans
Schedule 2.17.5          Acceleration of Benefits
Schedule 2.17.6          Benefit Plans Maintained by Seller
Schedule 2.18.1          Tax Returns
Schedule 2.18.2          Tax Audits
Schedule 2.20            Approvals
Schedule 3.3             Certain Conflicts and Consents of Buyer
Schedule 4.3.1           Conduct of Business
Schedule 5.6             Certain Contracts
Schedule 6.6             Certain Guarantees
Schedule 6.7(a)          Legacy Waste and Equipment
Schedule 6.7(b)          Rates for Legacy Waste Processing
Schedule 7.1.6           Closing Consents
Schedule 10.8            Customer Discounts
Schedule 13.1            Seller's Knowledge

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is made as of April 8, 1997, by and between WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Seller"), and GTS DURATEK, INC., a Delaware corporation ("Buyer").

                               R E C I T A L S:

     A. Seller owns 1,000,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of The Scientific Ecology Group, Inc., a Tennessee corporation ("SEG" or the "Company"), which constitutes all of the outstanding capital stock of the Company.

     B. Seller desires to sell, and Buyer desires to purchase, the Shares, on the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, Buyer and Seller, intending to be legally bound, hereby agree as follows:

                      ARTICLE 1. TERMS OF THE TRANSACTION

     1.1.   Sale of the Shares.  On the terms and subject to the conditions of
            ------------------
this Agreement, at the Closing (as hereinafter defined), Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase and acquire, all of the Shares. At the Closing, Seller shall deliver to Buyer stock certificates, with duly completed stock powers attached, representing the Shares, free and clear of all Liens (as hereinafter defined).

     1.2.   Purchase Price.  The total consideration for the Shares (the
            --------------
"Purchase Price") purchased by Buyer shall be the sum of the following: (a) Twenty-Eight Million Dollars and no/100 ($28,000,000) ("Cash Payment"), subject to adjustment pursuant to Section 6.8, and (b) One Hundred Fifty-Six Thousand Nine Hundred Eight-Six (156,986) shares of Common Stock, par value $0.01, of Buyer ("GTS Shares"), which shares will be subject to the rights to registration with the Commission and to listing for trading on the Nasdaq Stock Market after the Closing (as hereinafter defined) as set forth in Section 5.8 hereof.

     1.3.   Payment of Purchase Price.  At the Closing against delivery of the
            -------------------------
Shares, duly endorsed for transfer with duly completed stock powers attached, Buyer shall pay, by wire transfer of immediately available funds to bank accounts designated by Seller, an amount equal to the Cash Payment and Buyer shall deliver to Seller stock certificates representing the GTS Shares.

              ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller makes the representations and warranties to Buyer set forth in this
Article 2 which, unless expressly made as of a specified date prior to the date of this Agreement, shall be made as of the date hereof. For purposes of the representations and warranties in Sections 2.5.2, 2.6, 2.8, 2.9, 2.10, 2.11,
2.15 and 2.16, the term "Company" shall mean SEG, excluding the assets and liabilities of its Advanced Systems Division located in Carlsbad, New Mexico and any contracts assigned, partially assigned or subcontracted pursuant to the MMT Agreement.

     2.1.   Organization; Power and Authority.  Each of the Company Entities (as
            ---------------------------------
hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation designated therefor on Schedule 2.1. Each of the Company Entities is duly qualified as a
            ------------
foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required by Law (as hereinafter defined), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined). Each of the Company Entities has all corporate power and authority needed to own or lease its assets and to carry on its business as it is now being conducted. True, complete and correct copies of the Charter Documents (as hereinafter defined) of each of the Company Entities have been delivered or made available to Buyer and the Charter Documents are in full force and effect. None of the Company Entities is in violation, breach or default of any of the provisions of its Charter Documents. Seller is a corporation duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania. Seller has all corporate power and authority needed to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated by it, including each instrument, document and agreement contemplated herein to be executed and delivered by it pursuant to this Agreement.

     2.2.   Authorization, Execution and Validity.  The execution, delivery and
            -------------------------------------
performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller, constitutes its valid and binding obligation and is enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.3.   Capitalization.
            --------------

            2.3.1.  The Company.  The authorized capital stock of the Company
                    -----------
consists of 1,000,000 shares of Common Stock, par value $0.01 per share, all of which are issued and outstanding and owned directly by Seller. All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Shares are not subject to any Liens, rights of first refusal or restrictions on transfer of any kind, other than restrictions imposed by applicable securities Laws. As of the date hereof, Seller is not a party to or bound by any options, calls, contracts or commitments of any character relating to any of the Shares or any of the capital stock or debt securities of the Company, including any agreement, instrument or understanding, order or decree that would restrict the transfer by Seller of the Shares pursuant to this Agreement. There is no authorized or outstanding option, subscription, warrant, call, right, commitment or other agreement ("Subscription Right") obligating the Company to issue or transfer any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter Documents of the Company. There are no outstanding contractual obligations (contingent or otherwise) of the Company that would prohibit or restrict the Company's ability to declare or pay dividends or to repurchase or redeem the Company's capital stock.

            2.3.2.  Company Subsidiaries.  The Company owns directly all of the
                    --------------------
outstanding shares of capital stock of each of the Company Subsidiaries (as hereinafter defined) free and clear of any and all Liens. Schedule 2.3.2
                                                           --------------
identifies each Company Subsidiary and, with respect thereto, sets forth (a) the authorized capital stock, (b) the number of issued and outstanding shares of capital stock, and (c) the record ownership on the date of this Agreement of the capital stock. All of the outstanding shares of capital stock of each Company Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any Liens or any restrictions on transfer of any kind, other than restrictions imposed by applicable securities Laws. There is no authorized or outstanding Subscription Right obligating any Company Entity to sell or transfer any of the capital stock of any Company Subsidiary or any securities convertible into or exercisable for any shares of capital stock.

     2.4.   Officers and Directors.  Schedule 2.4 sets forth a list, as of the
            ----------------------   ------------
date hereof, of all corporate officers and directors of the Company Entities.

     2.5.   Financial Information.
            ---------------------

            2.5.1.  Balance Sheet.  Attached hereto as Schedule 2.5.1(a) is the
                    -------------                      -----------------
consolidated audited balance sheet of the Company as of December 31, 1996 (the "Balance Sheet"), which is accurate in all material respects as of the date thereof and was prepared in accordance with GAAP (as hereinafter defined) consistently applied, except for those items which consistent with past practice have been recorded by or reflected in the financial statements of Seller on behalf of the Company Entities and are generally described on Schedule 2.5.1(b).
                                                              -----------------

          2.5.2.  No Undisclosed Liabilities.  Except as disclosed on Schedule
                  --------------------------                          --------
2.5.2, no Company Entity has any liabilities or obligations, whether accrued,
-----
contingent, absolute, determined, determinable or otherwise of any nature whatsoever, except (a) liabilities which are reflected or reserved against on the Balance Sheet or which are not required to be reflected or reserved against on the Balance Sheet in accordance with GAAP,
(b) those liabilities which consistent with past practice have been recorded by or reflected in the financial statements of Seller on behalf of the Company Entities, and (c) current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996.

     2.6.   Absence of Certain Changes.  Except as disclosed on Schedule 2.6 or
            --------------------------                          ------------
on the Balance Sheet, except for the processing and disposal of Legacy Waste and Equipment (as hereinafter defined), and except for modification of the ventilation system for the SEG(R) Metal Melt facility, since December 31, 1996,
(i) there has been no action, event or occurrence that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect or
(ii) no Company Entity has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

     2.7.   No Conflict; Seller Consents.  Except as set forth in Schedule 2.7
            ----------------------------                          ------------
or as would not have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby by Seller, will not (a) violate or be in conflict with any Law, (b) violate or be in conflict with any Charter Document of Seller or of any Company Entity, (c) require any Consent (as hereinafter defined) from any Governmental Authority (as hereinafter defined) or any third party, except (i) to comply with the HSR Act (as hereinafter defined) and (ii) for actions required to be taken by Buyer or any of its Affiliates (as hereinafter defined),
(d) constitute a default under, or result in a breach of, any Material Contract (as hereinafter defined), material License (as hereinafter defined), material Permit (as hereinafter defined) or Order (as hereinafter defined) of any Company Entity, give rise to any right of termination, cancellation or acceleration thereof or result in any material adverse change to the terms thereof, or (e) result in the creation of any Lien (other than Permitted Liens (as hereinafter defined)) on any assets of any Company Entity or in the acceleration of any indebtedness or other obligation of any Company Entity.

     2.8.   Real Property.  Schedule 2.8 lists all of the real properties owned
            -------------   ------------
by the Company Entities (collectively, the "Owned Real Property"). Except (a) as set forth on Schedule 2.8 and (b) for Permitted Liens, the Company Entity
             ------------
identified on Schedule 2.8 opposite each such Owned Real Property has insurable
              ------------
title to the Owned Real Property identified on Schedule 2.8, free and clear of
                                               ------------
all Liens, and good and marketable title to the Owned Real Property located at 1234 Columbia Drive, Richland, Washington identified on Schedule 2.8. The Liens
                                                        ------------
listed on Schedule 2.8 and the Permitted Liens that exist on the Owned Real
          ------------
Property do not in any material way adversely affect the use of the Owned Real Property by the Company Entities as being used as of the date hereof.

     2.9.   Condition of Assets.  (a)  Except (i) as set forth on Schedule
            -------------------                                   --------
2.9(a) and (ii) for Permitted Liens, a Company Entity has good and marketable
------
title to all personal property reflected on the Balance Sheet and all personal property acquired by the Company Entities since the date thereof, other than property that has been disposed of in the ordinary course of business or in the processing and disposal of Legacy Waste and Equipment (as hereinafter defined).

            (b)     Except as set forth on Schedule 2.9(b), the personal
                                           ---------------
property owned or leased by the Company Entities and the improvements and structures located on the Owned Real Property and the fixtures and appurtenances thereto have been reasonably maintained in the ordinary course of business, are in good working order and repair, reasonable wear and tear excepted and are sufficient for the operations of the business of the Company Entities in the ordinary course of business.

            (c) The property or assets owned or leased by the Company Entities, or which they otherwise have the right to use, including but not limited to Intellectual Property (as hereinafter defined), together with (i) the assets related to the Seller Provided Services provided by Seller or a Continuing Affiliate (as hereinafter defined) to the Company Entities, including the assets and services described on Schedule 2.9(c) (the "Seller Provided
                                     ---------------
Services"), (ii) the Real Property (as hereinafter defined), Assigned Intellectual Property (as hereinafter defined) and other assets identified on
Schedule 4.3.1 to be transferred by Seller to a Company Entity, and (iii) the
--------------
Retained Intellectual Property (as hereinafter defined) to be licensed by Seller to a Company Entity constitute all of the material property and assets held for use or used in connection with the business of the Company Entities and constitute all assets, properties, licenses and other agreements necessary for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

            (d) EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY AS TO THE CONDITION OR OPERATION OF ANY ASSETS.

     2.10.  Insurance.  All material insurance policies providing coverage for
            ---------
the 1997 policy year owned or held by Seller or any Company Entity that cover any Company Entity are reflected in Schedule 2.10, are in full force and effect,
                                    -------------
the Seller or the Company Entity, as applicable, are in compliance with all requirements and provisions thereof, all premiums with respect thereto have been paid to the extent due, no notice of cancellation or termination has been received with respect to any such policy (other than policies that have been replaced or are intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage) and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements. Each Company Entity is either self-insured or insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses. Except as set forth on Schedule 2.10, during the past
                                              -----------
five (5) years, no Company Entity has been denied any insurance coverage which it has sought or for which it has applied. True and correct copies of all insurance policies that cover any Company Entity have been provided or made available to Buyer. Seller has provided or made available to Buyer a list of all insurance claims in excess of $10,000 per single claim made during the past three (3) years by any Company Entity or by Seller relating to the business of any Company Entity.

     2.11.  Contracts.  (a)  Except for (V) Benefit Plans (as hereinafter
            ---------
defined), (W) Licenses, (X) purchase orders (whether or not such purchase orders have been acknowledged by the counterparty and whether or not such purchase orders have been executed by the issuing entity), invoices, confirmations and similar documents with, to or from customers or suppliers, (Y) teaming, confidentiality, secrecy or similar agreements, and (Z) Contracts (as hereinafter defined) relating solely to obligations between Company Entities,
Schedule 2.11(a) sets forth as of the date hereof (unless with respect to any
----------------
Contract another date is specified therefor in Schedule 2.11(a)) all of the
                                               ----------------
following Contracts to which any Company Entity is a party or by which any of their assets are bound: (i) Contracts pertaining to the borrowing of money;
(ii) Contracts creating Liens (other than Permitted Liens); (iii) Contracts creating Guarantees (as hereinafter defined), other than any Guarantee by a Company Entity of the obligations of another Company Entity not in excess of $100,000 in the aggregate in respect of any one-year period; (iv) Contracts relating to material employment or consulting services that are not terminable by any Company Entity upon thirty (30) days or less notice without payment of a premium or penalty; (v) other written Contracts between any Company Entity and any director, officer or employee thereof; (vi) Contracts relating to capital expenditures in excess of $100,000; (vii) Real Property Leases (as hereinafter defined); (viii) executory Contracts for the purchase or sale of real property or any business or line of business or for any merger or consolidation; (ix) Leases (as hereinafter defined) of personal property involving annual rental obligations exceeding $100,000; (x) joint venture or partnership agreements that are in writing or, other than the matters described in Section 2.11(c), agreements that are in writing and limit the freedom of any Company Entity to compete in any business or with any Entity or in any geographic area; (xi) Contracts to or from customers or suppliers, including any Governmental Authority, involving orders with a cumulative value as of the date hereof in excess of $500,000; (xii) Government Contracts; (xiii) executory Contracts that involve the settlement of any Action (as hereinafter defined) in an amount in excess of $100,000, and (xiv) any contractual obligation or liability involving annual payments in excess of $250,000 that are not terminable by the applicable Company Entity upon thirty (30) days or less notice without the payment of a premium or penalty. Except as set forth on Schedule 2.11(a), as of the date
                                            ----------------
hereof, each Material Contract is valid and binding on the Company Entity that is a party thereto, and, to Seller's Knowledge, the other party or parties thereto, and is in full force and effect in all material respects. As of the date hereof and except as set forth on Schedule 2.11(a), there has been no
                                       ----------------
material breach or default of any Material Contract by any Company Entity or, to Seller's Knowledge, any other Entity which has not been cured or waived. As of the date hereof, there have been no violations by any Company Entity of any Law relating to any Material Contract which has not been cured or waived. Except as set forth on Schedule 2.11(a), neither Seller nor Company has received any
             ----------------
written default notice or written threat thereof with respect to any Material Contract which has not been cured or waived, and to the Seller's Knowledge, neither Seller nor the Company has any reasonable basis for suspecting that any such action will be forthcoming, other than any defaults that individually or in the aggregate would not have a Material Adverse Effect. Except as set forth in
Schedule 2.11(a), during the past two (2) years, no Company Entity has received
----------------
written notice of any stop work order, suspension of work order or written threat of debarment or suspension with respect to any Material Contract. Except as set forth in Schedule 2.11(a), no claim, credit, request for equitable
                ----------------
adjustment or request for contract funding, price or schedule adjustment or change order between any Company Entity and any of its suppliers or between any Company Entity and any of its customers is pending or, to Seller's Knowledge, threatened, except for any of the foregoing matters arising in the ordinary course of business. None of the Material Contracts require the consent or approval of any party thereto or the consent or approval of any third party in connection with the consummation of the transactions contemplated hereby. The Seller steam generator litigation settlement agreements referenced in Section
10.8. are the only agreements of Seller pursuant to which the Company must offer a customer discount.

            (b)     Attached hereto as Schedule 2.11(b) is an accurate and
                                       ----------------
complete list of all purchase orders received from customers and accepted by any Company Entity on or prior to the date hereof that on their face reflect orders for services to be performed by any Company Entity after the date hereof with a value in excess of $250,000. Except as to the accuracy and completeness of the listing set forth as Schedule 2.11(b), SELLER MAKES NO EXPRESS OR IMPLIED
                     ----------------
REPRESENTATION OR WARRANTY CONCERNING PURCHASE ORDERS.

            (c)     Attached hereto as Schedule 2.11(c) is an accurate and
                                       ----------------
complete list of all written teaming, confidentiality and secrecy agreements to which any Company Entity is a signatory that exist as of the date hereof. Except as to the accuracy and completeness of the listing set forth as Schedule
                                                                --------
2.11(c), SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY
-------
CONCERNING TEAMING, CONFIDENTIALITY AND SECRECY AGREEMENTS.

            (d)     Attached hereto as Schedule 2.11(d) is an accurate and
                                       ----------------
complete list of all Proposals made by any Company Entity on or prior to the date hereof that on their face reflect services to be performed (if awarded) by any Company Entity after the date hereof with a value in excess of $500,000. Except as to the accuracy and completeness of the listing set forth as Schedule
                                                                       --------
2.11(d), SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY
-------
CONCERNING PROPOSALS.

     2.12.  Litigation.  Except as set forth on Schedule 2.12, Schedule
            ----------                          -------------  --------
2.13.1(c), Schedule 2.13.3, Schedule 2.15.1(c) or Schedule 2.18.2, as of the
---------  ---------------  ------------------    ---------------
date hereof, there is no Action by any Entity that is pending or, to Seller's Knowledge, threatened by or against any Company Entity or any of their properties or assets or that challenges or seeks to prevent, alter or delay any of the transactions contemplated by this Agreement. Except as set forth on
Schedule 2.12, or Schedule 2.13.1(b), no Company Entity is subject to any Order
-------------     ------------------
(as hereinafter defined) in effect as of the date hereof. As of the date hereof, there is no Action by any Entity that is pending or, to the Seller's Knowledge, threatened by or against Seller or any of its properties or assets that challenges or seeks to prevent, alter or delay any of the transactions contemplated by this Agreement and there is no Order against Seller having any such effect.

     2.13.  Environmental Laws.
            ------------------

            2.13.1. Compliance.  (a) Except as set forth on Schedule 2.13.1(a)
                    ----------                              ------------------
or as would not have, individually or in the aggregate, a Material Adverse Effect, on or before the date hereof, no Company Entity has failed to comply with (i) any Environmental Law, (ii) any Permit required by any Environmental Law or (iii) any consent agreement or Order to which it is a party or by which it is bound pursuant to any Environmental Law, to the extent any of the foregoing results in an Agency Action or an action by a private party against Buyer or a Company Entity, however, in no way shall the foregoing include Cleanup which shall be governed by Section 2.13.2(g).

            (b)     Except as set forth on Schedule 2.13.1(b), as of the date
                                           ------------------
hereof, no Company Entity is subject to any outstanding or, to Seller's Knowledge, threatened Actions related to any Environmental Law.

            (c) The Company Entities have secured and maintain all material Permits required by Environmental Laws for the use of the Owned Real Property and of the property subject to the Real Property Leases, and for the operations as presently conducted by the Company Entities on such properties. Schedule
                                                                    --------
2.13.1(c) sets forth, as of the date hereof, all such material Permits required
---------
for the Company Entities by Environmental Laws. Seller has informed Buyer of all Permits required by any Environmental Law that to Seller's Knowledge are not readily transferable to Buyer.

            (d)     Schedule 2.13.1(d) sets forth all consent agreements and
                    ------------------
Orders in effect as of the date hereof to which any Company Entity is a party or by which it is bound pursuant to any Environmental Law.

            2.13.2. Conditions.  (a) Seller and Company Entities have provided
                    ----------
to, or otherwise made available for inspection by Buyer, all audit reports, regulatory inspection reports, environmental assessment reports and remedial action plans prepared by or on behalf of the Seller or any Company Entity within three years prior to the date hereof, and that are in their possession, and that relate to material Environmental Conditions. Schedule 2.13.2(a) sets forth all
                                              ------------------
such documents.

            (b)     Except as set forth on Schedule 2.13.2(b), no underground
                                           ------------------
storage tanks were installed, upgraded, maintained or removed during the period any Company Entity or the Seller owned, leased, or otherwise occupied the Company Properties. To the best of Seller's Knowledge, no other underground storage tanks are or were located on the Company Properties.

            (c)     Except as set forth on Schedule 2.13.2(c), neither Seller
                                           ------------------
nor any Company Entity has received any information request under any Environmental Law, or any notice, letter, citation, order, warning, complaint, inquiry, information request or demand that (i) any Company Entity has violated or is in violation of any Environmental Law; (ii) there has been a Release at or from the Company Properties, or any property where wastes or products have been sent by any Company Entity; or (iii) it may be or is liable, in whole or in part for the costs of Cleanup or responding to a Release at or from the Company Properties, or any property where the Company Entities' wastes or products have been sent.

            (d)     Except as set forth on Schedule 2.13.2(d), the Company
                                           ------------------
Properties are not subject to any recorded Lien or to Seller's Knowledge any other Lien in favor of any Governmental Authority or other party for any liability, costs, or damages incurred by such Governmental Authority or other party in response to a Release.

            (e) None of the Company Properties is listed on the National Priorities List or the CERCLIS, promulgated or published pursuant to CERCLA.

            (f)     Except as set forth on Schedule 2.13.2(f) to Seller's
                                           ------------------
Knowledge no location to which the Company Entities transported or caused to be transported any Regulated Substances for storage, recycling, treatment or disposal is or has been the subject of any Cleanup or remediation pursuant to any Environmental Law.

            (g)     Except as set forth on Schedule 2.13.2(g), as of the date
                                           ------------------
hereof, there has been no Release into the soil, groundwater, surface water or sediments, of Regulated Substances by any Company Entity onto any of the Company Properties which would require Cleanup under Environmental Laws.

            2.13.3. Exclusivity.  Except as set forth in this Section 2.13.,
                    -----------
Seller makes no express or implied representation or warranty in this Agreement concerning environmental matters.

     2.14.  Other Laws.  Except as set forth on Schedule 2.14, to Seller's
            ----------                          -------------
Knowledge, the business and operations of each Company Entity are being and have been conducted in compliance with all Other Laws and neither the Seller nor any Company Entity has received written notice from any Governmental Authority that the business or operations of a Company Entity are not in compliance with any Other Laws. Except as set forth on Schedule 2.14, to Seller's Knowledge, no
                                    -------------
Company Entity has failed to (a) comply in all material respects with an Order or (b) maintain in effect and comply in all material respects with any material Permit required by any Other Law. No Action is pending or, to Seller's Knowledge, threatened to revoke or limit any such material Permit.

     2.15.  Patents, Trademarks and Similar Rights.
            --------------------------------------

            2.15.1. Intellectual Property. (a) Schedule 2.15.1(a) sets forth a
                    ---------------------      ------------------
true and complete list of all patents, patent applications, trade names, assumed names, brand names, registered trademarks, registered copyrights and registered service marks, and applications therefor, that are owned or used (other than pursuant to Licenses, or licenses of Computer Software, or licenses pertaining to Seller Provided Services (as hereinafter defined), or licenses pertaining to services provided by other Entities) by the Company Entities, which Schedule is divided into (i) Schedule 2.15.1(a)(i), which identifies any such Intellectual
                 ----------------------
Property owned by a Company Entity, (ii) Schedule 2.15.1(a)(ii), which
                                         ----------------------
identifies any such Intellectual Property which is Assigned Intellectual Property (as hereinafter defined), and (iii) Schedule 2.15.1(a)(iii), which
                                             -----------------------
identifies any such Intellectual Property which is Retained Intellectual Property (as hereinafter defined).

            (b)(i)  Representations and Warranties regarding Intellectual
                    -----------------------------------------------------
Property owned by a Company Entity.  With respect to the Intellectual Property
----------------------------------
set forth in Schedule 2.15.1(a)(i), except as set forth in Schedules
             ---------------------                         ---------
2.15.1(b)(i) and 2.15.2(a)(i), Seller represents and warrants that (1) to
------------     ------------
Seller's Knowledge, a Company Entity owns all right, title and interest in and to the Intellectual Property, free and clear of all Liens (except Permitted Liens) and the transactions contemplated hereby will not alter or impair such rights; and (2) to Seller's Knowledge, the Intellectual Property is valid, subsisting and enforceable; and (3) to Seller's Knowledge there is no pending or threatened Action, including without limitation before the United States Patent and Trademark Office or, to Seller's Knowledge, any foreign patent office (other than in regard to patents that are in or awaiting prosecution, or going through a post grant opposition period), that in any way calls into question the ownership, validity, enforceability or use of any of the Intellectual Property, which consists of Company Entity owned and issued, U.S. or foreign patents or registered trade names or registered trademarks or registered copyrights, and
(4) to Seller's Knowledge there is no third party infringement or misappropriation of any of the Intellectual Property, which consists of Company Entity owned and issued U.S. or foreign patents or registered trade names or registered trademarks or registered copyrights of which Seller has obtained proof thereof and to Seller's Knowledge no Company Entity has a reasonable basis to claim such infringement.

            (ii)    Representations and Warranties regarding Assigned
                    -------------------------------------------------
Intellectual Property.  With respect to the Assigned Intellectual Property set
---------------------
forth in Schedule 2.15.1(a)(ii), except as set forth in Schedules 2.15.1(b)(ii)
         ----------------------                         -----------------------
and 2.15.2(a)(ii), Seller represents and warrants that (1) Seller owns all
    -------------
right, title and interest in and to the Assigned Intellectual Property, free and clear of all Liens (except Permitted Liens) and the transactions contemplated hereby will not alter or impair Seller's ability to convey such title; and (2) to Seller's Knowledge, the Assigned Intellectual Property is valid, subsisting and enforceable; (3) to Seller's Knowledge there is no pending or threatened Action, including without limitation before the United States Patent and Trademark Office or, to Seller's Knowledge, any foreign patent office (other than in regard to patents that are in or awaiting prosecution, or going through a post grant opposition period), that in any way calls into question the ownership, validity, enforceability or use of any of the Assigned Intellectual Property which consists of assigned, issued U.S. or foreign patents or registered tradenames or registered trademarks or registered copyrights, and (4) to Seller's Knowledge, there is no third party infringement or misappropriation of any of the Assigned Intellectual Property which consists of assigned, issued U.S. or foreign patents or registered tradenames or registered trademarks or registered copyrights of which Seller has obtained proof, and to Seller's Knowledge, no Company Entity has a reasonable basis to claim such infringement.

            (iii)   Representations and Warranties regarding Retained
                    -------------------------------------------------
Intellectual Property.  With respect to the Retained Intellectual Property set
---------------------
forth in Schedule 2.15.1(a)(iii), Seller represents and warrants that (1) Seller
         -----------------------
has the necessary right, title, interest and authority to grant the licenses of the Retained Intellectual Property as contemplated by Exhibit C hereto; and (2) Seller has no claim against any Company Entity for past royalties, damages or any other past fees or expenses arising from the use of any of the Retained Intellectual Property.

            (c) Except for Seller Provided Services, claims of third parties not within Seller's Knowledge, and except as set forth in Schedules 2.15.1(b)(i)
                                                      --------------------------
and 2.15.1(b)(ii), each Company Entity has sufficient rights to the Intellectual
    -------------
Property to conduct its business as currently conducted, which rights are, to Seller's Knowledge, free of claims of third parties, except where the absence of such Intellectual Property or the existence of such third party claims would not have a Material Adverse Effect.

            2.15.2. Licenses; Infringement.  (a) (i) Seller represents and
                    ----------------------
warrants that, except for implied licenses in connection with the sale of equipment by a Company Entity, Schedule 2.15.2(a)(i) sets forth a true and
                               ---------------------
complete list of all licenses to any third party of any of the Intellectual Property owned by a Company Entity. Except as set forth in Schedule
                                                            --------
2.15.2(a)(i), to Seller's Knowledge, all such licenses are valid, subsisting,
------------
enforceable and in full force and effect, and to Seller's Knowledge, there is no pending or threatened Action or any breach, deficiency or refusal of performance to or against Seller or any Company Entity regarding the validity of any such license, or any provision thereof. (ii) Seller represents and warrants that, except for implied licenses in connection with the sale of equipment, Schedule
                                                                      --------
2.15.2(a)(ii) sets forth a true and complete list, as of the date hereof, of all
-------------
licenses of any of the Assigned Intellectual Property to any third party.
Except as set forth in Schedule 2.15.2(a)(ii), to Seller's Knowledge, all such
                       ----------------------
licenses are valid, subsisting, enforceable and in full force and effect and there is no pending or threatened Action or any breach, deficiency or refusal of performance to or against Seller or any Company Entity regarding the validity of any such license, or any provision thereof. (iii) Seller represents and warrants that, except for implied licenses in connection with the sale of equipment to a Company Entity and licenses to Computer Software, Schedule
                                                                 --------
2.15.2(a)(iii)  sets forth a true and complete list of all licenses from any
--------------
third party of any of the Intellectual Property used by a Company Entity.
Except as set forth in Schedule 2.15.2(a)(iii), to Seller's Knowledge, all such
                       -----------------------
licenses are valid, subsisting, enforceable and in full force and effect, and to Seller's Knowledge, there is no pending or threatened Action or any breach, deficiency or refusal of performance to or against the third party to that license regarding the validity of any such license, or any provision thereof.

            (b) All licenses for Intellectual Property that are included in the Schedules referred to in this Section 2.15.2. are collectively referred to in this Agreement as "Licenses." Except for implied licenses in connection with the sale of equipment, licenses with regard to Retained Intellectual Property and licenses to Computer Software, Seller represents and warrants that the Licenses represent all of the licenses between a Company Entity and any other Entity with respect to the Intellectual Property currently owned or used by any Company Entity. Except as otherwise expressly provided in this Section 2.15, nothing in this Agreement or the referenced Schedules shall imply a patent indemnity with regard to any issue of infringement not to Seller's Knowledge as of the date hereof. Furthermore, Buyer understands that the license agreement listed in Schedule 2.15.2(a)(ii) to NNC is primarily related to the operations
          ----------------------
of Seller's Continuing Affiliates, though it may affect the identified patents listed in Schedule 2.15.1(a)(ii), and Buyer takes title subject to that license
          ----------------------
without any claim for royalty or other interest in that agreement.

            2.15.3. Company Entity Commercial Activities.  Seller represents and
                    ------------------------------------
warrants that, to Seller's Knowledge, no ongoing activity of any Company Entity or planned activity for which substantial preparations have been made or any past activity of any Company Entity infringes, violates or misappropriates the Intellectual Property rights of any third party. With the exception of the matters set forth in Schedule 2.15.3 to Seller's Knowledge, no third party has
                     ---------------
made any claim, threat, assertion or filed any action alleging any such infringement, violation or misappropriation before any Governmental Authority including without limitation the United States Patent and Trademark Office or any foreign patent office.

     2.16.  Employees.
            ---------

            2.16.1. Employees.  Schedule 2.16.1 lists each person that was an
                    ---------   ---------------
Employee (as hereinafter defined) earning more than $100,000 annually in cash compensation as of December 31, 1996, including each such person's (a) name, (b) total periods of employment, (c) current position or job classification, and (d) employer. As soon as practicable after the date hereof but prior to Closing, Seller shall deliver or make available to Buyer a separate, confidential list of wage or salary and bonus information for each Employee. Each Company Entity has complied in all material respects with all applicable Laws relating to the employment of labor including the provisions thereof relating to wages, hours, collective bargaining and the payment of social security and Taxes and is not liable for any arrears of wages or any Tax or any penalty for failure to comply with any of the foregoing. Except as set forth on Schedule 2.12, there are no
                                                   -------------
charges pending or, to Seller's Knowledge, threatened against the Company alleging unlawful discrimination in employment practices before any Governmental Authority.

            2.16.2. Unions.  As of the date hereof, there are no collective
                    ------
bargaining or other labor union agreements applicable to any Employees. Except as set forth on Schedule 2.16.2 and
                ---------------

Schedule 2.12, as of the date hereof, (a) no material strikes, slowdowns,
-------------
lockouts or work stoppages or material labor arbitrations, grievances or disputes involving the Employees or against any Company Entity are pending or, to Seller's Knowledge, threatened, and (b) to Seller's Knowledge, (i) there is no organizational activity underway at any Company Entity, and (ii) no labor representative holds bargaining rights.

            2.16.3. NLRB.  As of the date hereof, no Company Entity is engaged
                    ----
in, or has received any written notice of, any unfair labor practice, and no such complaints are pending before the National Labor Relations Board or any other Governmental Authority.

     2.17.  Employee Benefits.
            -----------------

            2.17.1. Company Benefit Plans.  Schedule 2.17.1 lists, as of the
                    ---------------------   ---------------
date hereof, each written pension, retirement, profit-sharing, deferred compensation, bonus, incentive, performance, stock option, stock appreciation, phantom stock, stock purchase, restricted stock, medical, retiree medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement or policy (including each ERISA Plan (as hereinafter defined)) (each, a "Benefit Plan"), which currently covers any current or, in the case of any Company Benefit Plan (as hereinafter defined), former Employee (or provides benefits for the dependents of any such Employee or former Employee) and which is sponsored or maintained or contributed to by any Company Entity (each, a "Company Benefit Plan"). Except as set forth in Schedule 2.17.1, each Company Benefit Plan
                               ---------------
complies in all material respects, and has been established, operated and administered in all material respects, in accordance with its terms and all applicable requirements of all Laws, including ERISA (as hereinafter defined) and the Code (as hereinafter defined), and no "reportable event", non-exempt "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable) or termination or partial termination has occurred with respect to any Company Benefit Plan and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such event. Except as set forth on Schedule 2.17.1, each Company Benefit Plan that is an ERISA Plan
                ---------------
intended to qualify under Section 401(a) of the Code has received a ruling or determination letter concluding that such ERISA Plan so qualifies, and, to Seller's Knowledge, no event has occurred, amendment adopted or action taken that would cause any such ERISA Plan to lose its qualified status. Except as set forth on Schedule 2.17.1, there are no written Contracts or, to Seller's
             ---------------
Knowledge, plans or commitments by any Company Entity, whether legally binding or not, to create any additional Benefit Plans for the Employees or to modify any existing Company Benefit Plans, except with respect to changes (i) required by ERISA, the Code or applicable Other Laws or (ii) contemplated by this Agreement. Except as set forth on Schedule 2.17.1, none of the Company Benefit
                                   ---------------
Plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA provide post-retirement medical or life insurance benefits or coverage to any current or former Employee or any dependent of any current or former Employee, except as may be required under Section 4980B of the Code, Section 601 of ERISA or any applicable Other Law. Except as set forth on Schedule 2.17.1,
                                                              ---------------
no Company Entity has any liability (whether actual, contingent, or otherwise) with respect to any of the Company Benefit Plans other than as adequately reflected in or reserved for on the Balance Sheet. Neither any Company Entity nor Buyer or its Affiliates will have any liability with respect to any Company Benefit Plan of the Company's control group as defined in Section 414(b), (c), (m) or (o) of the Code. Controlled Group Liabilities (as defined below) relating to any Benefit Plan which is an "employee pension benefit plan" or a "welfare benefit plan," within the meanings of Sections 3(2) and 3(1), respectively, of ERISA, maintained or contributed to by Seller or any Continuing Affiliate at any time prior to the Closing Date, or to which Seller or any Continuing Affiliate had or has any obligation to contribute at any time prior to the Closing Date, other than Damages relating to any "employee pension benefit plan" or "welfare benefit plan," as defined above, maintained solely by the Company, shall be retained by the Seller. For purposes of the preceding sentence, "Controlled Group Liabilities" shall mean any liability under (a) Title IV of ERISA, (b) section 302 of ERISA, (c) sections 412 and 4971 of the Code, and (d) the continuation of coverage requirements of sections 601-608 of ERISA and section 4980B of the Code. Except as set forth on Schedule 2.17.1, none of the Company Benefit Plans
                             ---------------
contains any provisions which would prohibit the transactions contemplated by this Agreement or which would give rise to any severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement.

            2.17.2. Records.  Seller has delivered or made available to Buyer
                    -------
copies of each Company Benefit Plan and any amendments thereto and any related trust agreement, funding agreement and insurance contract relating thereto in existence as of the date hereof, and, if applicable and in existence as of the date hereof (a) the most recent valuation report, (b) the Forms 5500 or 5500-C and the schedules thereto filed for the last 3 plan years, (c) the summary plan description currently in effect for each Company Benefit Plan and all summaries of material modifications, (d) the last financial statements for each Company Benefit Plan and its related trust, if any, (e) if applicable, the most recent determination letter issued with respect to each Company Benefit Plan, and (f) all administrative forms used with respect to the Company Benefit Plans.

            2.17.3. Actions.  Except as set forth on Schedule 2.12 hereto, as of
                    -------                          -------------
the date hereof, there are no Actions pending (other than routine claims for, or inquiries regarding, benefits) or, to Seller's Knowledge, threatened, with respect to any Company Benefit Plan, including any fiduciaries thereof.

            2.17.4. Funding.  All contributions required under applicable Law or
                    -------
the terms of any collective bargaining agreement or Company Benefit Plan to be made on or prior to the date hereof by any Company Entity to an Company Benefit Plan have been made within the time prescribed by applicable Law, collective bargaining agreement or Company Benefit Plan.

            2.17.5. Acceleration of Benefits.  Except as set forth on Schedule
                    ------------------------                          --------
2.17.5, the consummation of the transactions contemplated by this Agreement will
------
not result in a "change of control" under any Company Benefit Plan and will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any Employee or former Employee or the beneficiary or dependent of any Employee or former Employee.

            2.17.6. Benefit Plans Maintained By Seller. Except as set forth on
                    ----------------------------------
Schedule 2.17.6, Seller does not sponsor or maintain any Benefit Plan which
---------------
currently covers any current or former Employee.

     2.18.  Taxes.
            -----

            2.18.1. Returns.  Except as set forth on Schedule 2.18.1, all
                    -------                          ---------------
federal, state and local tax returns, notices, reports, declarations and forms (including any schedules or attachments thereto) ("Returns") relating to the Company Entities or any combined, consolidated, affiliated or unitary tax group of which they are or have been members (an "Affiliated Group") that were required to be filed prior to the date hereof have been accurately prepared in all material respects and timely filed. Except as set forth on Schedule 2.18.1
                                                                ---------------
and except for Taxes (as hereinafter defined) that are being contested in good faith and by appropriate proceedings, the following Taxes have been duly and timely paid or withheld and paid over to the appropriate taxing authority: (a) all Taxes shown to be due on the Returns, and (b) all deficiencies and assessments for any amount of Taxes that are or would become payable by the Company Entities or chargeable as a Lien upon any of their assets. Each Company Entity has withheld or otherwise collected all Taxes it was required to withhold or collect under any applicable Law.

            2.18.2. Tax Audits.  Except as set forth on Schedule 2.18.2, as of
                    ----------                          ---------------
the date hereof (a) no unresolved issue has been raised either in writing or, to Seller's Knowledge, other than in writing, by any Governmental Authority in the course of any audit with respect to Taxes for which any Company Entity would be held liable and (b) no taxing authority is now asserting or threatening to assert against any Company Entity any deficiency or claim for additional Taxes or any adjustment of Taxes.

            2.18.3. Section 338(h)(10) Election. Seller has filed a consolidated
                    ---------------------------
federal Income Tax Return (as hereinafter defined) with respect to the Company Entities for the taxable year immediately preceding the current taxable year and Seller is eligible to make an election under Section 338(h)(10) of the Code (and any comparable election under state or local tax Law) with respect to the Company Entities.

     2.19.  Brokers.  No person or Entity is or will become entitled to receive
            -------
from Buyer any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Seller.

     2.20.  Approvals.  Schedule 2.20 sets forth a complete and accurate list of
            ---------   -------------
all of the Approvals (as hereinafter defined) held by the Company Entities, copies of which have been made available to Buyer. To Seller's Knowledge, the Company Entities own or possess and hold the Approvals set forth on Schedule
                                                                    --------
2.20 free from restrictions and such Approvals constitute all
----
franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise), and all rights and privileges with respect to the foregoing, as are necessary for the conduct of its business as now being conducted except where the failure to own or possess and hold an Approval would not have a Material Adverse Effect. All of the Approvals set forth on Schedule
                                                                      --------
2.20 are in full force and effect and the applicable Company Entity is not in
----
material violation with respect to any of them. No proceedings are pending or, to Seller's Knowledge, threatened by any Governmental Authority to revoke or limit the scope of any of the Approvals. Except as noted on Schedule 2.20, none
                                                            -------------
of the Approvals would be rendered ineffective or be required to be reissued as a result of the consummation of the transactions contemplated hereby.

     2.21.  No Other Pending Transactions.  Except for the transactions
            -----------------------------
contemplated by this Agreement: (i) the Seller is not a party to or bound by or the subject of any agreement, commitment or undertaking with respect to the sale of all or any part of any of the capital stock of the Company; and (ii) the Company is not a party to or bound by or the subject of any agreement, undertaking or commitment to merge or to consolidate with, or to acquire all of substantially all of the property and assets of, any other Entity or to sell, to lease or to exchange all or substantially all of the Company's assets to any other Entity.

     2.22.  Corporate Books and Records.  The minute books, stock record books
            ---------------------------
and other related corporate records of the Company Entities, all of which have been made available to Buyer, are correct in all material respects and have been maintained in accordance with sound business practices and there have been no transactions involving the business of the Company Entities which are required to have been set forth therein and which have not been accurately so set forth. At the Closing, all of such books and records will be in the possession of the Company.

     2.23.  Business Practices.  To Seller's Knowledge neither any of the
            ------------------
Company Entities nor Seller on behalf of any of the Company Entities nor any director, officer, agent, employee or other person acting on behalf of Seller or any of the Company Entities has during the past four (4) years (a)(i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) established or maintained any unlawful or secret fund of corporate monies or other assets of the Company Entities, (iv) made any false or fictitious entry on the books or records of the Company Entities except insofar as the Company may have failed to accurately account for the cost of processing and disposal of Legacy Waste and Equipment for the calendar years 1993, 1994 and 1995, (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (vi) given any favor or gift which is not deductible for federal income tax purposes or (vii) made any bribe, kickback or other payment of a similar or comparable nature, whether unlawful or not, to any Entity or Governmental Authority, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, which, with respect to all of the matters set forth in clause (a) hereof, (b)(i) would subject the Company Entities to any Damages, (ii) if not made, given, established or maintained in the past would have had a Material Adverse Effect, (iii) if not continued, would have a Material Adverse Effect or
(iv) were not reported by the Company Entities to the appropriate Governmental Authority and disclosed to Buyer.

     2.24.  Purchase for Investment; Restricted Securities.  Seller is acquiring
            ----------------------------------------------
the GTS Shares for its own account for investment and not for resale or distribution. Seller (a) has received no general solicitation or general advertisement concerning the Buyer or the GTS Shares, (b) is a sophisticated investor that has prior experience with investments of a similar nature, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investment in the GTS Shares,
(c) has no reason to anticipate any change in its circumstances, financial or otherwise, which may cause or require resale or distribution by Seller of all or any part of the GTS Shares and (d) confirms that, to its knowledge, all requested information pertaining to the GTS Shares and the Buyer has been made available to the Seller, and Seller confirms that it has been given an opportunity to make any further inquiries of Buyer that Seller desires to make. Seller understands that the GTS Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act of 1933, as amended and applicable state securities laws only in certain limited circumstances.

     It is understood that the certificates evidencing the GTS Shares may bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS. THEY MAY NOT BE SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACTS OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS."

              ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to Seller:

     3.1.   Organization; Power and Authority.  Buyer is a corporation duly
            ---------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all corporate power needed to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated by it, including each instrument, document and agreement contemplated herein to be executed and delivered by it pursuant to this Agreement.

     3.2.   Authorization, Execution and Validity.  The execution, delivery and
            -------------------------------------
performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer, constitutes its valid and binding obligation and is enforceable against Buyer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3.   No Conflict; Buyer Consents.  Except as set forth on Schedule 3.3,
            ---------------------------                          ------------
the execution, delivery and performance by Buyer of this Agreement will not (a) violate or be in conflict with any Law, (b) violate or be in conflict with any Charter Document of Buyer, (c) require any Consent from any Governmental Authority, except to comply with the HSR Act, or (d) breach any material Contract to which Buyer is a party or by which it or its assets are bound.

     3.4.   Litigation.  There is no Action by any Entity that is pending or, to
            ----------
the knowledge of Buyer, threatened by or against or affecting Buyer or any of its properties, assets, operations or business which would, if adversely determined, have an adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement, and Buyer is not subject to any Order which would have any such effect.

     3.5.   Purchase for Investment; Restricted Securities; Due Diligence.
            -------------------------------------------------------------
Buyer is acquiring the Shares for its own account for investment and not for resale or distribution. Buyer (a) has received no general solicitation or general advertisement concerning the Company Entities or the Shares, (b) is a sophisticated investor that has prior experience with investments of a similar nature, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investment in the Shares, (c) has no reason to anticipate any change in its circumstances, financial or otherwise, which may cause or require resale or distribution by Buyer of all or any part of the Shares and (d) confirms that, to its knowledge, all requested information pertaining to the Shares and the Company Entities, their assets and business operations has been made available to Buyer, and Buyer also confirms that it has been given an opportunity to make any further inquiries of Seller and the Company Entities that Buyer desires to make. Buyer has no actual knowledge of any breach of any of the representations or warranties made by Seller under this Agreement. Without limiting the effect of
Section 10.4.5., Seller acknowledges that Buyer has no duty to Seller of due care or diligence to discover any such breaches. Buyer understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Seller in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended and applicable state securities laws only in certain limited circumstances.

     It is understood that the certificates evidencing the Shares may bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACTS OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1993 AND APPLICABLE STATE SECURITIES LAWS."

     3.6.   Available Funds.  Buyer has and will have on the Closing Date (as
            ---------------
hereinafter defined) and immediately prior to the Closing, funds available that will be sufficient for Buyer to consummate the transactions contemplated hereby.

     3.7.   Brokers.  No person or Entity is or will become entitled to receive
            -------
from Seller any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Buyer.

     3.8.   GTS Shares.  As of the Closing, the GTS Shares will be:  (a) duly
            ----------
authorized and validly issued, (b) fully paid and non-assessable and (c) not subject to any Liens or restrictions on transfer or Subscription Rights. Seller will receive good and marketable title to the GTS Shares as of the Closing Date. Except for the effects that consummation of the transactions contemplated by this Agreement and the other information which has been publicly disclosed by Buyer in its Form 10-K for the year ended December 31, 1996 and its press release dated March 31, 1997 may have, which effects are not presently known to Buyer, Buyer has no knowledge of any fact or circumstance which would prevent the registration of the GTS Shares on or before the ninetieth day after the Closing Date.

                        ARTICLE 4. COVENANTS OF SELLER

     Seller hereby covenants and agrees with Buyer as follows:

     4.1.   Cooperation by Seller.  Subject to its rights under Article 9, prior
            ---------------------
to the Closing, Seller shall use all reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with Buyer in connection with the foregoing, including using reasonable efforts to obtain all Consents in connection therewith, to transfer to Buyer all Permits required by any Environmental Law and to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby (provided that such reasonable efforts shall not require Seller to make, or cause to be made, any payment).

     4.2.   Pre-Closing Access to Information.  From the date hereof through the
            ---------------------------------
Closing Date, Seller shall, subject to applicable contractual obligations and the limitations referred to in Section 5.2., afford to Buyer, its accountants, its counsel and other agents and representatives reasonable access, upon reasonable notice, to all of the properties, books and records of the Company Entities (including but not limited to Contracts, Licenses and Permits) that Buyer needs to complete its due diligence, but not to information that Seller or any Company Entity is contractually restricted from providing to Buyer or that Seller or any Company Entity, using all reasonable efforts, is unable to obtain.

     Buyer shall direct all requests for information to:

          Mr. Andrew Washburn
          Westinghouse Electric Corporation
          Gateway Center
          11 Stanwix Street
          Pittsburgh, PA  15222
          Phone: (412) 642-3701
          Fax: (412) 642-5751


     4.3.   Conduct of Business.
            -------------------

            4.3.1.  Conduct of Business in Ordinary Course.  Without the prior
                    --------------------------------------
written consent of Buyer, from the date hereof through the Closing Date, Seller shall use all reasonable efforts to cause the Company Entities to: (a) preserve their relationships with suppliers, customers, distributors, Employees, creditors and Governmental Authorities, (b) maintain the same amounts and kinds, in the aggregate, of existing insurance coverage, (c) perform their obligations in all material respects, (d) comply with all applicable Laws, and (e) conduct their business in the ordinary course and consistent with past practice (except as otherwise provided in Schedule 4.3.1). Unless otherwise required or
                         --------------
permitted by this Agreement or identified on Schedule 4.3.1, without the prior
                                             --------------
written consent of Buyer, Seller shall not permit any Company Entity to:

            (i)     amend its Charter Documents;

            (ii) issue, sell or otherwise transfer any capital stock of any Company Entity;

            (iii) incur or guarantee any debt, except accounts payable incurred by the Company Entities in the ordinary course of business in accordance with past practice;

            (iv) sell, assign or permit the creation of any Lien (except Permitted Liens) on, any of its assets, except in the ordinary course of business;

            (v) except for normal merit, cost-of-living and promotional increases to Employees in accordance with past practices of the Company Entities, increase the rate of compensation for any Employee;

            (vi) make any change in accounting methods or principles or cost allocation procedures that materially affects the consolidated financial statements of the Company and their respective consolidated subsidiaries, except as (X) may be prescribed by changes promulgated by the American Institute of Certified Public Accountants, or (Y) permitted or contemplated under any other provision of this Agreement;

            (vii) amend or terminate any Company Benefit Plans or implement any additional employee benefit plans, except with respect to changes required by ERISA, the Code or applicable Other Laws or except as otherwise required or permitted pursuant to Article 11 hereof;

            (viii)  compromise or settle any material claim;

            (ix) make a capital expenditure in excess of $100,000 for any single item except in connection with the modification of the ventilation system for the SEG(R) Metal Melt facility or except pursuant to any capital appropriation that was approved prior to the date hereof and that is listed on Schedule 4.3.1;
        --------------

            (x) sell or lease any material portion of the assets of any of the Company Entities;

            (xi) enter into any Government Contract or any customer Contract involving in excess of $2,500,000;

            (xii) enter into any Government Contract or Customer Contract, involving $2,500,000 or less, except in the ordinary course of business consistent with its past practice, and the Company shall provide Buyer with a copy of each such Contract involving in excess of $100,000;

            (xiii)  enter into any teaming agreement or joint venture agreement;

            (xiv)   submit a Proposal involving in excess of $2,500,000;

            (xv) submit a Proposal involving $2,500,000 or less, except in the ordinary course of business consistent with its past practice, and the Company shall provide Buyer with a copy of each such Proposal involving in excess of $100,000;

            (xvi) merge a Company Entity with or into any other Entity or acquire the capital stock of another Entity or acquire all or substantially all of the assets of another Entity;

            (xvii) agree to take any of the actions described in Sections 4.3.1.(i) through 4.3.1.(xvi).

            4.3.2.  Buyer's Consent.  If Seller gives written notice to Buyer
                    ---------------
that any Company Entity proposes to take any action for which Buyer's consent is required under Section 4.3.1. and if Buyer has not delivered within five (5) Business Days (as hereinafter defined) of Seller's notice Buyer's written objection to such proposed action, Buyer shall be deemed to have consented to such proposed action. Buyer shall not unreasonably withhold its consent under
Section 4.3.1. to any action taken or to be taken by any Company Entity. In the event Buyer does not consent to a proposed action by Seller, Buyer shall not be entitled to claim a violation of Section 7.1.1. for any matter related to directly or indirectly or as a consequence of the failure to take such proposed action.

            4.3.3.  Advanced Systems Division Assets and Liabilities.  Prior to
                    ------------------------------------------------
the Closing, (i) Seller shall, or shall cause the Company to, assign to Seller or a Continuing Affiliate all of SEG's rights, title and interest in and to all owned or leased real and personal property relating to the Company's Advanced Systems Division located in Carlsbad, New Mexico (the "Advanced Systems Division Assets") and (ii) Seller shall or shall cause a Continuing Affiliate to assume the liabilities of the Company Entities relating exclusively to the Company's Advanced Systems Division located in Carlsbad, New Mexico, including without limitation, any and all liabilities arising from or relating to the contracts listed on the Assignment and Assumption Agreement dated as of September 1, 1996 between Seller and Company or the assignment of such contracts by the Company to the Seller (the "Advanced Systems Division Liabilities").

     4.4.   Further Assurances.  Subject to the other terms and conditions of
            ------------------
this Agreement, at any time and from time to time, whether before or after the Closing, Seller shall execute and deliver all instruments and documents and take all other action that Buyer may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Seller shall use all reasonable efforts to cause to be assigned to a Company Entity subject to the receipt of any Consents listed on Schedule 2.7 as required for such assignment, all
                       ------------
Contracts identified on Schedule 5.6 to be transferred by Seller to a Company
                        ------------
Entity pursuant to transfer instruments in form reasonably satisfactory to Buyer, providing for the assignment of all rights in and the assumption of all obligations of Seller and any Continuing Affiliates under such agreements.

     4.5.   HSR Act Compliance.  Promptly after the date hereof, Seller shall
            ------------------
file any notification required to be filed under the HSR Act to consummate the transactions contemplated hereby. Seller shall use all reasonable efforts to comply as promptly as practicable with any request made pursuant to the HSR Act for additional information. Seller shall cooperate with Buyer in such compliance, and Seller shall pay one-half of the statutory filing fees required by the HSR Act. Prior to Closing, Seller shall advise Buyer promptly in respect of any understandings, undertakings or agreements (oral or written) which Seller proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Authority with respect to the transactions contemplated by this Agreement.

     4.6. Supplements to Schedules.  After the date hereof and prior to the
          ------------------------
Closing, if, to Seller's Knowledge, any event occurs or condition changes that causes any of its representations or warranties in this Agreement to be inaccurate as of any date that is relevant for such representations or warranties, Seller shall notify Buyer thereof in writing. Seller may supplement the Schedules to account for such event or change.

     4.7. Intercompany Accounts.  As of the Closing Date, the net intercompany
          ---------------------
receivables, payables and loans relating to Seller Provided Services and any other corporate charges (but not to contracts for services purchased by Seller or any Continuing Affiliate from any Company Entity) then existing between Seller or any Continuing Affiliate, on the one hand, and any Company Entity, on the other hand, shall be settled.

     4.8. Transfer of GTS Shares.  Seller will not, directly or indirectly,
          ----------------------
sell, assign, transfer, offer, contract or grant any option to sell (including without limitation any short sale), pledge (other than pursuant to a pledge to a financial institution as collateral for a bona fide loan) or otherwise dispose of the GTS Shares during the ninety (90) day period following the Closing.

     4.9. Ventilation System for the SEG(R) Metal Melt Facility; Stormwater
          -----------------------------------------------------------------
Separation Project; Trojan Contract.  (a) The reserve of $332,014 for the
-----------------------------------
costs to complete the proposed modification to the ventilation system for the SEG(R) Metal Melt facility shall remain on the books of the Company for purposes of determining the March 31 Working Capital Deficit.

          (b) The reserve of $343,734 for costs to complete the proposed Stormwater Separation Project shall remain on the books of the Company for purposes of determining the March 31 Working Capital Deficit.

          (c) The reserve of $653,496 related to the contract between the Company and Trojan shall remain on the books of the Company for purposes of determining the March 31 Working Capital Deficit.

          (d) The reserves set forth in this Section 4.9 shall not be adjusted pursuant to the adjustments contemplated by Section 6.8(a).

     4.10.  Non-Competition.
            ---------------

            4.10.1.  Seller's Covenant.  Until the second anniversary of the
                     -----------------
Closing Date, neither Seller nor any Continuing Affiliate shall engage in or provide, directly or indirectly, anywhere in the United States of America either for its own account or as a partner, shareholder, director, officer or principal, a Competing Service; provided, however, that:
                                ------------------

          (a)  Seller or any Continuing Affiliate may   participate by providing
     services (and documents or other information depicting, describing or relating to such services) which do not constitute a Competing Service as a member of a team in which other non-Seller team members do provide a Competing Service; provided, however, Seller or any Continuing Affiliate shall not provide to any team member providing a Competing Service any information, assistance or any other support relating to a Competing Service;

          (b) Seller's Benefit Plans may acquire securities and other interests in any Entity for investment purposes;

          (c) Seller or any Continuing Affiliate may acquire up to ten percent (10%) of the outstanding securities and other interests of any Entity regardless of the percentage of such Entity's revenues that are attributable to businesses that offer or provide a Competing Service;

          (d) Seller or any Continuing Affiliate acquire any percentage of the securities and other interests, including a controlling interest, of any Entity if the revenues of such Entity that are attributable to businesses that offer or provide a Competing Service do not exceed ten percent (10%) of such Entity's total consolidated annual revenues during each of the past two years; or

          (e)  as permitted under Sections 6.9.2(b) or (c).

          4.10.2.  Definitions.  For purposes of this Section 4.10., the
                   -----------
following terms shall have the meanings ascribed to them herein.

          (a) "Competing Service" means (i) the ownership, development or operation of a centrally located, off-customer site facility for volume and/or mass reducing commercially-produced radioactive or radioactively-contaminated or intermingled hazardous and radioactive (mixed) materials, or (ii) transporting (but not the manufacture, use or sale of containers used to transport) commercially-produced radioactive or radioactively-contaminated or intermingled hazardous and radioactive (mixed) materials, or (iii) the ownership of any of the following incineration facilities through privatization or otherwise for the purpose of treating, processing or disposing of radioactive or mixed (intermingled radioactive and hazardous) wastes or materials of or for the benefit of the United States Department of Energy or other Governmental Authority: (x) the TSCA Incinerator Facility at Oak Ridge Tennessee, (y) the CIF Incinerator Facility at Savannah River, South Carolina and (z) the WERF Incinerator Facility at Idaho National Engineering Laboratory. "Radioactive or radioactively-contaminated materials" means materials defined as such by customer policies or applicable Law, and include materials that may also be considered hazardous due to other constituents or characteristics (e.g., "mixed" or "transuranic" waste and materials) under applicable customer policies or Law.

          4.10.3.  Services for Governmental Authorities.  Notwithstanding the
                   -------------------------------------
foregoing covenant, and without intending to broaden the scope of Competing Services, Buyer acknowledges and agrees that Seller and the Continuing Affiliates may, now or at any time in the future, operate a central facility for volume and/or mass reducing radioactive or radioactively-contaminated materials or intermingled hazardous and radioactive (mixed) materials or transport radioactive or radioactively-contaminated materials or intermingled hazardous and radioactive (mixed) materials on behalf or for the benefit of the Department of Energy or any other Governmental Authority, including, without limitation:

          (a) as part of or ancillary to a management and operating contract, an integrator or other management contract, or any other corresponding contracting arrangement that may evolve with the Department of Energy, or a counterpart arrangement with or for the benefit of any Governmental Authority;

          (b)  as prime contractor or a subcontractor of any tier; or

          (c) except as specifically set forth in Section 4.10.2.(a)(iii), at a Governmental Authority-owned location, or off-site of a Governmental Authority-owned facility on which Seller or a Continuing Affiliate may be required by the Governmental Authority or the Governmental Authority's contractor, to build and/or operate, and which facility Seller may by contract be required to lease or to own in the entirety or with a majority or minority interest.

          4.10.4.  Injunctive Relief.  Seller acknowledges that in view of the
                   -----------------
nature of the Company's business, the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of Buyer and that in the event that any such territorial or time limitation is deemed unreasonable and is then reduced by a court of competent jurisdiction, then, as reduced, the territorial and/or time limitation shall be enforced. Seller further acknowledges that the remedy at law for any breach by it of the agreements contained in this Section 4.10. will be inadequate and that Buyer will be entitled to seek injunctive relief, and Seller agrees to waive any claim or defense that there is an adequate remedy at Law for breach by it of the agreements contained in this Section 4.10.

          4.10.5.  Severability.  This Section 4.10. constitutes an independent
                   ------------
and severable covenant and if any or all of the provisions of this Section 4.10. are held to be unenforceable for any reason whatsoever, it will not in any way invalidate or affect the remainder of this Agreement which will remain in full force and effect. However, if the sale of Shares contemplated by this Agreement shall be rendered unenforceable or ineffective for any reason, this Section
4.10. shall no longer survive.

     4.11.  Non-Interference Agreement.  Seller covenants and agrees that Seller
            --------------------------
will not, for a period of two years after the Closing, directly solicit the employment of any Employee who was an Employee as of the Closing Date.

     4.12.  Confidentiality.  Seller acknowledges that it may possess certain
            ---------------
data and knowledge of the operations of the Company Entities which are proprietary and confidential. Seller covenants and agrees that it will not reveal, divulge or make known to any Entity or use for its own account in contravention of the covenants set forth in Section 4.10. or for the account of any other Entity any confidential or proprietary information, method, record, data, trade secret, pricing policy, bid amount, bid strategy, rate structure, personnel policy, method or practice of soliciting or obtaining or doing business by the Company Entities, or any other confidential or proprietary information whatsoever relating to the Company Entities. Seller further covenants and agrees that it shall not divulge any such confidential or proprietary information which it may acquire during any transition period in which it assists or consults with Buyer or its Affiliates to facilitate the transfer and the continued success of the Company Entities, respecting such confidential and proprietary information in trust for the sole benefit of Buyer and its Affiliates. The foregoing provisions shall not be applicable to any disclosure or use of confidential information or knowledge that can be demonstrated to have (i) been publicly known prior to the Closing Date, (ii) become publicly known by publication or otherwise not due to the unauthorized act or omission on the part of Seller of its Affiliates, (iii) been independently developed by Seller, or (iv) been supplied to Seller by a third party without, to Seller's Knowledge, violation of the rights of the Company Entities or Buyer or any other party. Further, the foregoing provisions shall not apply to information used by Seller or Seller's Continuing Affiliates in the conduct of any of their businesses that do not contravene the covenants in
Section 4.10. or used by Seller or Seller's Continuing Affiliates in connection with their use of the Company's services after the Closing Date.

     4.13.  Environmental Matters Covenant.  From the date hereof through the
            ------------------------------
Closing Date, the Seller covenants and agrees with Buyer (a) to provide Buyer with prompt written notice of any event, the discovery of any fact, or the existence of any condition which would result in any of the representations and warranties of the Company in Section 2.13. above not being accurate and complete in all material respects as of the Closing Date and, concurrently therewith, the Seller shall supply Buyer with all reports, materials and other information that is pertinent thereto and (b) to not take any action, permit the Company Entities to take any action, fail to take any action or permit the Company Entities to fail to take any action that would or could result in any of the representations and warranties of the Company in Section 2.13. (Environmental Laws) above not being accurate and complete in all material respects as of the Closing Date.

     4.14.  Release for MMT Matters.  Subject to the limitations applicable to
            -----------------------
Seller's indemnification obligation as set forth in Sections 10.1.(d) and 10.4., Seller shall release, indemnify and hold Buyer and the Company Entities harmless from all indemnity obligations that Seller and the Company may have under the MMT Agreement or the Acquisition Agreements related to breaches of the MMT Agreement or the Acquisition Agreements by Seller or the Company, including, without limitation, breaches of the Seller's or the Company's representations, warranties or covenants, contained therein, which occurred prior to the Closing Date.

                        ARTICLE 5.  COVENANTS OF BUYER

     Buyer hereby covenants and agrees with Seller as follows:

     5.1. Cooperation by Buyer.  Subject to its rights under Article 9, prior to
          --------------------
the Closing, Buyer shall use all reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with Seller in connection with the foregoing, including using reasonable efforts to obtain all of the Consents in connection therewith and to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby (provided that such reasonable efforts shall not require Buyer to make, or cause to be made, any payment).

     5.2. Due Diligence Activities.  Buyer shall comply with the limitations on
          ------------------------
the disclosure and use of information set forth in the Confidentiality Agreement (as hereinafter defined) with respect to the information that Seller provides to Buyer in and pursuant to this Agreement. Buyer shall not contact any Employee without the prior written consent of Seller, which shall not be unreasonably withheld or delayed, or conduct any soil, groundwater or other environmental sampling in connection with the transactions contemplated hereby without the prior written consent of Seller, which consent will not be unreasonably withheld or delayed. Buyer shall use its reasonable efforts to avoid imposing any undue burden upon any Company Entity and from interfering with the operations of any Company Entity while conducting due diligence activities and preparing for the Closing.

     5.3. Further Assurances.  Subject to the other terms and conditions of this
          ------------------
Agreement, at any time and from time to time, whether before or after the Closing, Buyer shall execute and deliver all instruments and documents and take all other action that Seller may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement. In addition, Buyer shall, upon request from Seller and in compliance with all applicable Laws, including, without limitation, the Securities Act of 1933, as amended, remove any legends from the certificates representing the GTS Shares.

     5.4. HSR Act Compliance.  Promptly after the date hereof, Buyer shall file
          ------------------
any notification required to be filed under the HSR Act to consummate the transactions contemplated hereby. Buyer shall use all reasonable efforts to comply as promptly as practicable with any request made pursuant to the HSR Act for additional information. Buyer shall cooperate with Seller in such compliance, and Buyer shall pay one-half of the statutory filing fees required by the HSR Act. Prior to Closing, Buyer shall advise Seller promptly in respect of any understandings, undertakings or agreements (oral or written) which Buyer proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Authority with respect to the transactions contemplated by this Agreement.

     5.5. Trademarks, Etc.  Buyer recognizes and specifically acknowledges that
          ----------------
none of the Company Entities has, and as a result of the purchase of the Shares, neither Buyer nor any of its Affiliates shall have, any right, title or interest in or to the "Westinghouse" trademark or the Westinghouse "CIRCLE W" trademark or to the trade name Westinghouse.

     5.6. Certain Contracts.  From and after the Closing, Buyer shall assume all
          -----------------
obligations of Seller under the Contracts listed on Schedule 5.6, as described
                                                    ------------
on such schedule.

     5.7. Insurance Matters.   (a) On or prior to the Closing, at Buyer's
          -----------------
expense, Buyer will have assumed, whether by endorsement, assignment or any other means that may be prescribed by the American Nuclear Insurers (ANI) and Material Atomic Energy Liability Underwriters, Nuclear Energy Liability Policy (Facility Form) under Policy No. NF-305 and Buyer shall maintain such policy in continuous and uninterrupted force and effect through the tenth anniversary of the Closing Date. The policy shall be endorsed to provide that the same may not be cancelled or materially modified without thirty (30) days prior written notice to Seller from American Nuclear Insurers (ANI) and Material Atomic Energy Liability Underwriters. In the event Buyer fails to make a premium payment under such policy, Seller shall have the right, but not the obligation, to make such payment and to seek reimbursement therefor from Buyer and the policy shall be endorsed to acknowledge the rights of Seller in this regard.

          (b) Subject to the limitations provided in Section 5.7.(c) below, during the period of time that Seller shall be obligated to indemnify Buyer Indemnitees pursuant to this Agreement and conditioned upon Seller's compliance with its indemnification obligation under Section 10.1. hereof, but not thereafter, Buyer and the Company Entities shall forbear from asserting or pursuing any rights or interests that the Company Entities may have in or in connection with or under any policy of insurance issued at any time to Seller or its Continuing Affiliates, regardless of whether any Company Entity is designated on such policy as a named insured or an additional insured or is otherwise entitled to coverage under such policy.

          (c) After the Closing, and conditioned upon Seller's compliance with its indemnification obligation under Section 10.1. hereof, neither Buyer nor any Company Entity shall have any right or interest in or in connection with or under any policy of insurance listed on Schedule 2.10, regardless of whether any
                                        -------------
of the Company Entities are designated on any such policy as a named insured or additional insured or are otherwise entitled to coverage under any such policy, and all such rights and interests shall be relinquished effective as of the Closing Date. After the Closing and at the request of Seller, and conditioned upon, Seller's compliance with its indemnification obligation under Section
10.1. hereof, Buyer shall and shall cause the Company Entities to take such actions and deliver such assignments, waivers, releases or other documents as may be necessary or desirable to effect the purposes of this section.

     5.8  Registration of GTS Shares.  (a) Buyer, at its sole cost and expense,
          --------------------------
shall use its best efforts to file with the Commission a registration statement covering the GTS Shares (and no other shares of GTS Duratek stock, common or preferred except to the extent contractually obligated as of the date hereof) and shall use its best efforts to have such registration statement declared effective as soon as possible, including, without limitation, responding promptly to requests for information by the Commission. Buyer, at its sole cost and expense, shall use its best efforts to list the GTS shares for trading on the Nasdaq Stock Market as soon as possible. Buyer shall keep Seller informed as to the status of the efforts to register and list for trading the GTS Shares, including, but not limited to any review of the registration statement by the Commission.

          (b) In the event the GTS Shares are not registered with the Commission and listed for trading on the Nasdaq Stock Market on or before the ninetieth (90th) day after the Closing Date, Seller shall have the one time right, at Seller's sole option and at Buyer's expense, to require that Buyer purchase any or all of the GTS Shares (the "Put Shares") under the terms and conditions set forth in this Section 5.8. ("Put"). Upon the proper and timely exercise of the Put by Seller, Buyer shall purchase from Seller and Seller shall sell to Buyer the Put Shares under the terms and conditions set forth in this
Section 5.8. In the event that Seller desires to exercise the Put, Seller must so notify Buyer no earlier than the ninetieth (90th) day after the Closing Date and no later than the one hundred and fifth (105th) day after the Closing Date ("Put Exercise Period") and shall state therein the number of Put Shares. A failure by Seller to exercise the Put during the Put Exercise Period shall constitute a waiver of such right. The purchase price for Put Shares upon exercise of the Put shall equal the closing price for Buyer's common stock as reported by the Nasdaq Stock Market on the ninetieth (90th) day (or in the event such date is not a day upon which trading on the Nasdaq Stock Market occurs, then on the next trading day after such ninetieth (90th) day) after the Closing Date ("Per Share Price"). At the closing of the purchase and sale pursuant to the Put, which closing date shall be fixed by Seller in the notice delivered to Buyer hereunder and which date shall not be earlier than ten (10) days nor later than thirty (30) days after delivery of such notice ("Put Closing"), Seller shall execute and deliver to Buyer certificates representing the Put Shares to be sold pursuant to the Put duly endorsed in negotiable form or with stock powers duly executed in blank, subject to no Liens. At the Put Closing, Buyer shall pay to Seller the purchase price by wire transfer in immediately available funds to an account designated by Seller, equal to the product of the following:
(x) Per Share Price, multiplied by (y) the number of Put Shares tendered by Seller. In no event, however, shall Buyer be obligated to purchase more than Two Million U.S. Dollars (U.S. $2,000,000) of GTS Shares, based on the Per Share Price, pursuant to the Put. The provisions of this Section 5.8.(b) shall not relieve Buyer of its obligations under Section 5.8.(a) to exercise best efforts to register and list for trading the GTS Shares, except for any such shares purchased by Buyer at the Put Closing.

                         ARTICLE 6. MUTUAL COVENANTS

     6.1. Taxes.
          -----

          6.1.1.  Apportionment of Income Taxes Between Pre-Closing and Post-
                  ----------------------------------------------------------
Closing Tax Periods.  In order to apportion any Income Tax (as hereinafter
-------------------
defined) relating to any taxable year or any other period that is treated as a taxable year (a "Tax Period") that includes, but that would not, but for this Section, close on the Closing Date, the Parties shall, unless specifically prohibited by applicable law, elect or cause their Affiliates to elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of the Company Entities, and such Tax Period shall be treated as a Short Tax Period (as hereinafter defined) and a Pre-Closing Tax Period (as hereinafter defined) for purposes of this Agreement. In any case where applicable law specifically prohibits the Company Entities from treating the Closing Date as the last day of a Short Tax Period, then for purposes of this Agreement, the portion of such Income Tax that is attributable to the operations of the Company Entities for such Interim Tax Period (as hereinafter defined) shall be the Income Tax that would be due with respect to the Interim Tax Period if such Interim Tax Period were a Short Tax Period, based on a closing of the books as of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

          6.1.2.  Payment of Income Taxes.  In furtherance of the foregoing, any
                  -----------------------
Income Tax in respect of any Pre-Closing Tax Period shall be borne by Seller, and any refunds or credits in respect of such Income Tax for any such Pre-Closing Tax Period shall be the property of Seller. Any Income Tax in respect of any Interim Tax Period (including amounts payable as a result of an audit or other adjustment), to the extent not paid on or before the Closing Date, shall be paid by Seller to Buyer or accrued or reserved for as a current liability as of the Closing Date for purposes of determining the Closing Working Capital Deficit, which shall pay such Income Tax to the relevant Governmental Authority, no later than 15 calendar days prior to the date such payment is due, and any refunds or credits received by Buyer or any Company Entities in respect of such Income Tax for such Interim Tax Period shall be the property of Seller. Any Income Tax attributable to the operations of Buyer or any Company Entities for any Post-Closing Tax Period (as hereinafter defined) shall be borne by Buyer or the appropriate Company Entities, as the case may be. Any refunds or credits in respect of such Income Tax for any such Post-Closing Tax Period shall be the property of Buyer or the appropriate Company Entities, as the case may be. Seller shall bear any and all Taxes resulting from any of the Company Entities having been (or ceasing to be) included in any Affiliated Group for any taxable period (or portion thereof) ending on or before the Closing Date, including, without limitation, (a) any liability for Taxes resulting from a "deferred intercompany transaction" within the meaning of Treasury Regulation Section 1.1502-13(a)(2) (or any analogous or similar provision under state or local law) that occurred on or before the Closing Date, (b) any liability of any of the Company Entities pursuant to Treasury Regulation Section 1.1502-6(a) (or any analogous or similar provision under state or local law), and (c) all Taxes attributable to or arising out of the election under Section 338(h)(10) of the Code.

          6.1.3.  Preparation and Filing of Income Tax Returns.  Seller shall be
                  --------------------------------------------
responsible, at its expense, for the preparation and filing of all Income Tax Returns for any Short Tax Period. Seller shall prepare such Income Tax Returns in a manner consistent with prior years and shall, in respect of such Income Tax Returns, determine the income, gain, expenses, losses, deductions and credits of the Company Entities in a manner consistent with prior practice. The results of operations of the Company Entities from the first day of the taxable year through the Closing Date shall be included in Seller's consolidated federal Income Tax Return and in any consolidated, combined or unitary Income Tax Returns required to be filed by Seller after the Closing Date. The results of operations of the Company Entities from the first day of the taxable year through the Closing Date shall be included in any separate Income Tax Returns filed by the Company Entities after the Closing Date; provided, however, that
                                                      --------  -------
Seller shall prepare (without cost to Buyer or any Company Entity) all such separate Income Tax Returns for any Short Tax Period (but not for any Tax Period which includes or ends after the Closing Date) and submit them to Buyer, and Buyer shall have all such separate Income Tax Returns appropriately executed and filed on a timely basis. With respect to any Income Tax Return to be prepared by Seller, Buyer shall, and shall cause each Company Entity to, provide to Seller information in a manner consistent with past practice for use in preparation of such Income Tax Returns, in each case, no later than 60 calendar days after the relevant Tax Period ends. Upon written notice from Seller stating that applicable Law for the jurisdiction in such notice specifically prohibits the Company Entities from treating the Closing Date as the last date of a Short Tax Period, Buyer shall be responsible for preparing and filing in such designated jurisdictions all Income Tax Returns of the Company Entities for Tax Periods commencing prior to the Closing Date and not ending on or before the Closing Date.

          6.1.4.  Cooperation.  Seller and Buyer shall, and shall cause the
                  -----------
Company Entities to, provide each other with such assistance as may reasonably be requested by them in connection with the preparation of any Tax Return, any Tax audit or other examination by any Governmental Authority, or any judicial or administrative proceedings related to liability for Taxes. Seller and Buyer shall, and shall cause the Company Entities to, retain and provide each other with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination. Such assistance shall include making employees available on a mutually convenient basis to provide and explain such records and information and shall include providing copies of any relevant Tax Returns and supporting work schedules. The Party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

          6.1.5.  Refund Claims.  Seller shall provide Buyer and the Company
                  -------------
Entities with such assistance as they may reasonably request to prepare any refund claim attributable to the carry back of any tax losses or tax credits incurred by Buyer or any Company Entity in any Post-Closing Tax Period to any consolidated, combined or unitary Income Tax Return of Seller or to any separate Income Tax Return of any Company Entity for any Pre-Closing Tax Period, and Seller shall receive and retain the amount of any resulting refunds together with any interest thereon upon receipt by any party. Buyer reserves the right to carry back or carry forward Tax losses as it determines in its sole discretion.

          6.1.6.  Tax Sharing Agreements.  Any and all Tax (or similar)
                  ----------------------
agreements, arrangements or undertaking among Seller or its Affiliates and the Company Entities that relate to any liability of the Company Entities for the Taxes of Seller shall terminate as of the Closing Date and any rights or obligations resulting from such agreements shall be eliminated as of the Closing Date.

          6.1.7.  Notice of Audit.  If, in connection with any examination,
                  ---------------
investigation, audit or other proceeding concerning any Income Tax Return covering the operations of the Company Entities for any Pre-Closing Tax Period, any Governmental Authority issues to any of the Parties or the Company Entities a notice of deficiency, a proposed adjustment, an assertion of claim or a demand concerning the Tax Period covered by such Income Tax Return, the recipient shall notify the other Party that it has received the same within 20 calendar days of its receipt.

          6.1.8.  Audits Controlled by Seller.  Seller shall have the sole and
                  ---------------------------
exclusive right, power and authority to negotiate, resolve, settle or contest any such notice of deficiency, proposed adjustment or assertion of claim or demand and to represent and act for and on behalf of the Company Entities in connection with any such examination, investigation, audit or other proceeding, including refund claims of any Income Tax Return of the Company Entities for Tax Periods ending on or before the Closing Date. Buyer shall notify Seller in writing promptly upon learning of any such examination, investigation, audit or other proceeding, and Seller shall keep Buyer informed of the progress thereof and consult with Buyer in good faith in connection therewith. Notwithstanding the first sentence of this Section 6.1.8., Seller shall not resolve, settle, compromise or abandon any issue or claim without the prior written consent of Buyer if such action would materially and adversely affect the Income Taxes of Buyer or any Company Entity in any Post-Closing Tax Period (including the imposition of income tax deficiencies, the reduction of asset basis on cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards). Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified Buyer and the Company Entities against the effects of any such settlement.

          6.1.9.  Audits Controlled by Buyer.  Buyer shall have the sole and
                  --------------------------
exclusive right, power and authority to negotiate, resolve, settle or contest any such notice of deficiency, proposed adjustment or assertion of claim or demand in connection with any such examination, investigation, audit or other proceeding of any Income Tax Return of Buyer or any Company Entity for Tax Periods ending after the Closing Date. To the extent that Seller has indemnified Buyer and the Company Entities with respect to any such notice of deficiency, proposed adjustment or assertion or claim or demand herein, Buyer shall not, and shall not permit the

Company Entities to, resolve, settle, compromise, or abandon any issue or claim without the prior written consent of Seller if such action would materially and adversely affect the Income Tax of Seller for any Tax Period (including the imposition of income tax deficiencies, the reduction of asset basis on cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards). Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Buyer notifies Seller that Buyer will forego any obligation of Seller to indemnify Buyer and the Company Entities against the effects of any such settlement. Buyer shall keep, and shall cause the Company Entities to keep, Seller informed of the progress of any such proceedings and to consult with Seller in good faith in connection therewith.

          6.1.10.  Section 338 Elections.  (a)  Buyer shall make an election
                   ---------------------
under Section 338(g) of the Code (and any comparable election under state or local tax Law) with respect to the Company Entities. Buyer and Seller shall make, and Seller shall cause the Company Entities to make, an election under
Section 338(h)(10) of the Code (and any comparable elections under state or local tax Law) with respect to the acquisition of the Company Entities by Buyer. Buyer and Seller shall cooperate fully with each other, and Seller shall cause the Company Entities to cooperate fully with Buyer, in the making of such election. In particular, and not by way of limitation, in order to effect such election, on or prior to the Closing Date, Buyer and Seller shall jointly execute, and Seller shall cause the Company Entities to jointly execute with Buyer, necessary copies of Internal Revenue Service Form 8023 and all attachments required to be filed therewith pursuant to applicable Law.

          (b) Buyer and Seller agree that they shall use their reasonable efforts to enter into an agreement (the "Asset Allocation Agreement") as soon as practicable, but in any event no later than 60 calendar days after the Closing Date, concerning the allocation of the Purchase Price for Income Tax purposes among the assets held by the Company Entities. Buyer and Seller agree that the Purchase Price shall include all liabilities which are assumed by Buyer and for which Buyer does not have rights to indemnification pursuant to this Agreement. If, 60 calendar days before the last date on which the Section 338(h)(10) election may be filed, Buyer and Seller have not adopted the Asset Allocation Agreement as described above, each party shall make its own allocation of the Purchase Price for Income Tax purposes and for any other purpose.

          6.1.11.  Tax Indemnification.  (a)  Subject to the limitations
                   -------------------
applicable to Seller's indemnification obligation as set forth in Sections 10.1.(d) and 10.4., Seller shall indemnify and hold the Buyer Indemnitees (as hereinafter defined) harmless from and against any and all Damages (as hereinafter defined) with respect to (i) any Income Tax which Seller is obligated to bear under this Section 6.1. and (ii) any Tax (other than Income Taxes) which are owed, owing, accrued or payable by any Company Entity prior to the Closing Date.

          (b) Subject to the limitations applicable to Buyer's indemnification obligation as set forth in Section 10.2(e) and 10.4, Buyer shall indemnify and hold the Seller Indemnitees (as hereinafter defined) harmless from and against any and all Damages with respect to any Income Tax which Buyer is obligated to bear under this Section 6.1.

     6.2. Books and Records.
          -----------------

          6.2.1.  Access.  For a period of ten years after the Closing, each
                  ------
Party shall provide the other Party with reasonable access during normal business hours to its books and records and the books and records of the Company Entities including the personnel employment and medical records (other than books and records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of the Company Entities prior to the Closing and are requested by such Party to prepare its Returns, to respond to Third Party Claims or Actions, to prepare reports or filings required to be filed under the Securities Exchange Act of 1934, as amended, or for any other legitimate purpose specified in writing. Each Party shall have the right, at its own expense, to make copies of any such books and records. In order to register the GTS Shares as described in Section 3.8., Buyer will need to file with the Commission three (3) years of audited consolidated financial statements of the Company in accordance with Rule 3-05 of Regulation S-X of The Securities Act of 1933, as amended. Seller agrees to provide whatever assistance is reasonably required to assist Buyer in completing such audits including securing representation letters typically provided by management to the auditors in the course of an audit.

          6.2.2.  Destruction.  For a period of ten years after the Closing,
                  -----------
neither Party nor any Company Entity shall dispose of or destroy any books and records of the Company Entities to the extent that they relate to the condition or operation of the Company Entities prior to the Closing without first offering to turn over possession thereof to the other Party by written notice at least 90 calendar days prior to the proposed date of disposition or destruction.

          6.2.3.  Confidentiality.  Each Party may take such action as it deems
                  ---------------
reasonably appropriate to separate or redact information unrelated to the Company Entities from documents and other materials requested and made available pursuant to this Section and to condition access to materials that it deems confidential to the execution and delivery of a written agreement by the other Party not to disclose or misuse such information.

          6.2.4.  Assistance.  Each Party shall, upon written request and at the
                  ----------
requesting Party's expense, make personnel available to assist in locating and obtaining any books and records of the Company Entities to the extent that they relate to the condition or operation of the Company Entities prior to the Closing and make personnel available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any Third Party Claim (as hereinafter defined) in which the other Party does not have any adverse interest.

     6.3. Notice of Certain Events.  Seller shall notify Buyer, and Buyer shall
          ------------------------
notify Seller, as promptly as practicable, of (a) any notice received by such Party from any Entity alleging that the Consent of such Entity is or may be required in connection with the transactions contemplated by this Agreement, (b) any notice or other communication received by such Party from any Governmental Authority in connection with the transactions contemplated by this Agreement, (c) any Actions commenced or threatened against such Party or any of its Affiliates that is reasonably likely to adversely affect such Party's ability to consummate the transactions contemplated by this Agreement, or (d) any event or occurrence that, to the knowledge of Buyer or Seller, as the case may be, causes any of the representations or warranties made by it in this Agreement to be inaccurate in any material respect as of any date that is relevant for such representations or warranties.

     6.4. IP Matters.  (a) On or prior to the Closing Date, Seller shall, or
          ----------
shall cause one or more of the Continuing Affiliates to, enter into the IP Assignment (as hereinafter defined) providing for the assignment of all Assigned Intellectual Property to Buyer or one of its designated Affiliates. For a period of up to five years following the Closing Date, Seller shall cooperate to assist Buyer in the preparation and filing of assignment documents with all Governmental Authorities required to cause title in and to all of the Assigned Intellectual Property to be transferred to Buyer or one of its designated Affiliates. Each of the Parties shall pay one-half of the actual out-of-pocket costs related to such filings and notices; provided that Seller's obligation to pay such costs shall not exceed $30,000.

          (b) On or prior to the Closing Date, Seller shall, or shall cause one or more of the Continuing Affiliates to enter into an IP License Agreement (as hereinafter defined), pursuant to which Seller or such Continuing Affiliate shall grant the Company Entities a perpetual, fully paid-up non-exclusive license to use the Retained Intellectual Property as set forth in the form of

Exhibit C hereto.
---------

          (c) On or prior to the Closing Date, Seller shall, or shall cause one or more of the Continuing Affiliates to enter into an IP License Agreement, pursuant to which the Company shall grant Seller or one or more Continuing Affiliates a perpetual, fully paid-up non-exclusive license to use the Assigned Intellectual Property.

     6.5. Certain Consents.  Notwithstanding anything to the contrary in this
          ----------------
Agreement, this Agreement shall not constitute an agreement to assign or transfer any interest in any customer purchase order, Contract, License, Permit or other instrument or arrangement or any claim, right or benefit, or an agreement to assume any liability, obligation or commitment arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make such an assignment or transfer without the Consent of a third party would constitute a breach or violation thereof or a breach of Law, or affect adversely the rights of Buyer or Seller thereunder and such Consent cannot by Law or despite all necessary and appropriate efforts (other than the payment of money to any third party or the amendment of the terms of such Contract, License, Permit or other instrument or arrangement in any material respect) be obtained; and any transfer or assignment to, or any assumption by, Buyer of any interest in, or liability, obligation or commitment under, any such customer purchase order, Contract, License, Permit or other instrument or arrangement that requires the Consent of a third party shall be made subject to such Consent being obtained. Prior to the Closing, each Party (as hereinafter defined) shall use all reasonable efforts and cooperate in obtaining all Consents necessary to effect the transfer of all such customer purchase orders, Contracts, Licenses, Permits and other instruments and arrangements as contemplated hereby; provided, however, that
                                                     --------  -------
neither Party shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such Consent may be required (other than nominal governmental filing fees payable to any Governmental Authority). In the event any such Consent is not obtained on or prior to the Closing, the Parties shall cooperate, for a period of one year following the Closing Date, in any lawful and reasonable arrangement to provide that Buyer shall receive the benefits under any customer purchase orders, Contracts, Licenses, Permits or other instrument or arrangement not assigned and transferred at the Closing by reason of the failure to obtain such Consent (a "Non-Transferred Instrument"), including, if necessary, at the request and expense of Buyer, enforcing performance by any third party of its obligations in respect of such Non-Transferred Instrument; provided, however, that Seller shall
                                            --------  -------
bear the expense of such enforcement to the extent it relates to Seller's failure to obtain such Consent prior to the Closing or to the extent such expense would have been the responsibility of Seller had the Consent been obtained; and provided further, that, to the extent the parties are successful
              -------- -------
in providing the benefits of such Non-Transferred Instruments to Buyer, Buyer shall pay, honor and discharge when due all liabilities, obligations and commitments of Seller related thereto to the extent due to operations conducted after the Closing Date.

     6.6. Guarantees.  Prior to the Closing, Seller and Buyer shall cooperate
          ----------
and use reasonable efforts to secure effective as of the Closing Date, (a) full releases for Seller and the Continuing Affiliates under the Contracts listed on

Schedule 5.6 and (b) full releases for Seller and the Continuing Affiliates
------------
under or replacements of or substitutions for the Guarantees listed on Schedule
                                                                       --------
6.6; provided, that any replacements or substitutions shall be obtained at
---
Buyer's expense. From and after the Closing, Buyer shall indemnify and hold Seller and the Continuing Affiliates harmless from and against all Damages attributable to all of such Contracts and Guarantees, except to the extent that such Damages arise from events or conditions that entitle any Buyer Indemnitee to indemnification pursuant to Article 10 and shall use reasonable efforts to secure, effective as of the Closing Date, full releases for Seller and the Continuing Affiliates thereunder, and Seller shall, and shall cause the Continuing Affiliates to, cooperate with Buyer to secure such releases.

     6.7. Legacy Waste and Equipment.  On or prior to the Closing, Seller shall
          --------------------------
use commercially reasonable efforts to cause the Company to complete the processing and disposal of (a) the secondary waste generated and customer waste received by the Company prior to June 30, 1996 as identified in the records of the Company and (b) the sealands and other waste containers identified on

Schedule 6.7(a) (collectively, "Legacy Waste and Equipment").  In the event the
---------------
processing and disposal of the Legacy Waste and Equipment is not completed prior to Closing, then the Company shall process and dispose of such remaining Legacy Waste and Equipment in a timely manner consistent with the Company's practice since June 30, 1996. The rates the Company shall charge for processing Legacy Waste and Equipment are set forth in Schedule 6.7(b). The reserves on the books of any Company Entity
         ---------------
relating to the costs of processing and disposal of the Legacy Waste and Equipment as of the Closing Date ("Legacy Waste Reserve") shall remain on the books of such Company Entity. To the extent the cumulative actual costs as evidenced by any invoices received by any Company Entity, to process and dispose of the Legacy Waste and Equipment ("Actual Legacy Waste Costs") exceeds the Legacy Waste Reserve, Seller shall, upon demand of Buyer and receipt of reasonable supporting documentation, pay such excess to the Company. In the event the Actual Legacy Waste Cost is less than the Legacy Waste Reserve, then Buyer shall notify Seller of such deficiency and shall pay to Seller the amount of such deficiency.

     6.8. Working Capital.  (a) As of March 31, 1997, the Company's Working
          ---------------
Capital Deficit shall be $4,000,000. Within five (5) days prior to the Closing, Seller shall estimate the March 31 Working Capital Deficit ("Estimated March 31 Working Capital Deficit"), shall provide notice to Buyer of the Estimated March 31 Working Capital Deficit and shall take such actions, such that on the Closing Date, the Working Capital Deficit of the Company on March 31, 1997, based on the Estimated March 31 Working Capital Deficit shall be $4,000,000. Seller and Buyer shall, within sixty (60) days after the Closing, jointly determine the Company's March 31 Working Capital Deficit ("March 31 Working Capital Deficit"). In the event the March 31 Working Capital Deficit is greater than $4,000,000, Seller shall pay to Company the amount by which the March 31 Working Capital Deficit exceeds $4,000,000. In the event the March 31 Working Capital Deficit is less than $4,000,000, Buyer or Company shall pay to Seller the amount by which the March 31 Working Capital Deficit is less than $4,000,000. Any payments due hereunder shall be made within fifteen (15) days after the March 31 Working Capital Deficit is finally determined without interest. In the event Seller and Buyer are unable to agree upon the Closing Working Capital Deficit, such dispute shall be resolved by the Unaffiliated Firm no later than ninety days after the Closing. The costs, expenses and fees of the Unaffiliated Firm shall be borne equally by Buyer and Seller. Any payments to be made hereunder shall be deemed an adjustment to the Cash Payment.

          (b) An adjustment to the Purchase Price will be made for cash collections and cash disbursements made by the Company Entities or by Seller on behalf of the Company Entities after March 31, 1997 through the Closing Date.
As of the Closing Date, an adjustment will be made to the Cash Payment for the difference between estimated cash collected and estimated cash disbursements ("Estimated Net Cash Flow") made by the Company Entities or by Seller on behalf of the Company Entities after March 31, 1997 through the Closing Date. In the event the estimated cash collected is greater than the estimated cash disbursements, the difference will be subtracted from the Cash Payment. In the event the estimated cash collected is less than the estimated cash disbursements, the difference will be added to the Cash Payment. The Seller shall within sixty (60) days after the closing determine actual cash collected and actual cash disbursements made by the Company Entities or by Seller on behalf of the Company Entities after March 31, 1997 through the Closing Date ("Actual Net Cash Flow"). In the event the Actual Net Cash Flow is greater than the Estimated Net Cash Flow, Seller shall pay to Buyer such difference. In the event the Actual Net Cash Flow is less than the Estimated Net Cash Flow, Buyer shall pay to Seller the difference. Any payments due hereunder shall be made within fifteen (15) days after the Actual Net Cash Flow is finally determined without interest. In the event Seller and Buyer are unable to agree upon the Actual Net Cash Flow, such dispute shall be resolved by the Unaffiliated Firm no later than ninety days after the Closing. The costs, expenses and fees of the Unaffiliated Firm shall be borne equally by Buyer and Seller. Any payments to be made hereunder shall be deemed an adjustment to the Cash Payment. Any funds transferred through Seller's clearinghouse shall be deemed to be cash for purposes hereof.

     6.9. Seller Commitment to Services.
          -----------------------------

          6.9.1.  Existing Contracts.  Absent a material breach or default by
                  ------------------
the Company which has not been cured within the time period provided in such agreement, Seller shall not cancel or terminate any existing contracts with any Company Entity described on Schedule 2.11(a) or on Schedule 2.11(b) prior to the
                            ----------------       ----------------
respective expiration, maturity or termination dates stated therein. Except as specifically set forth in Section 6.9.2., Seller shall have no obligation to extend or renew any contract set forth on Schedule 2.11(a) or on Schedule
                                          ----------------       --------
2.11(b) or to enter into any agreement for services with Company.
-------

          6.9.2.  Additional Commitment.  Subject to the limitation set forth in
                  ---------------------
this Section 6.9.2., until the second anniversary of the Closing Date, Seller shall utilize the services of the Company to transport, process and dispose of any radioactive or mixed commercial waste produced or generated by or resulting from the operation of the businesses of Seller and its Continuing Affiliates so long as the fees of the Company for these services are less expensive than the cost for final disposal, including burial, without any volume and/or mass reduction, and the fees and other terms of the Company are commercially reasonable and no more favorable to the Company than may be obtained by the Company at that time in comparable, arm's length transactions with Entities (other than Seller or its Continuing Affiliates) who are not subject to covenants of this nature and kind provided, however, that:
                                  ------------------

          (a) This Section 6.9.2. shall not obligate or require Seller to utilize the services of the Company to achieve or realize for the Company any specified amounts of revenues or to deliver to the Company any specified volumes of waste;

          (b) Seller shall be permitted to utilize the services of any Entity other than Company, including any Entity engaged in a Competing Service, to the extent that the revenues realized from services provided to Seller by the Company exceed those reflected in the Company's 1997 operating budget in terms of revenues generated therefrom;

          (c) Seller shall not be obligated or required to utilize the services of the Company and shall be permitted to use the services of any Entity other than the Company, including any Entity engaged in a Competing Service, to the extent that the Seller is prevented from doing so by the terms of any arrangement with Seller's customer or is required by the terms of any arrangement with Seller's customer to obtain competitive pricing or other terms for such services for the customer and Seller, in its reasonable discretion consistent with its obligations to its customers under such arrangement, determines that the pricing or terms of the Company for such services are not competitive.

     6.10.  Maxey Flats.  As an express condition to the indemnification set
            -----------
forth in Section 10.1.(i) Buyer consents to the prosecution of the Aetna
                                                                   -----
Casualty and Surety v. Nuclear Engineering Co., Civil Action No. 87-CL-03359
----------------------------------------------
(Jefferson County, Kentucky) action in its name and shall permit Seller to control in its sole discretion and sole expense, the defense and prosecution of this action. Without limiting the foregoing and conditioned upon Seller's compliance with its indemnification obligation under Section 10.1.(i) hereof, Seller shall be permitted to terminate, commute or otherwise modify Facility Form Policy NF-48, naming Hittman Nuclear & Development Corporation as a named insured and issued on January 18, 1960, and Supplier & Transporters form NS-332, naming Hittman Nuclear & Development Corporation as a named insured and issued February 23, 1977, or to enter into any settlement or compromise of the above-referenced action. Moreover and conditioned upon Seller's compliance with its indemnification obligation under Section 10.1.(i) hereof, Buyer agrees to assign (or to cause any Company Entity to assign) to Seller all rights, claims and causes of action to the extent relating to the Maxey Flats facility including, to the extent necessary, all rights and causes of action under insurance policies. Nothing in this paragraph is intended to affect Seller's independent right to coverage under Facility Form Policy NF-48.

                  ARTICLE 7.  CONDITIONS PRECEDENT TO CLOSING

     7.1. Conditions Precedent to Buyer's Obligations.  The obligation of Buyer
          -------------------------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions prior to or at the Closing, any of which may be waived in writing by Buyer:

          7.1.1.  Accuracy of Representations and Warranties.  The
                  ------------------------------------------
representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date, except for (a) representations and warranties made as of a specified date, which shall be true and correct as of the specified date, or (b) breaches and inaccuracies that do not, either individually or in the aggregate, have a Material Adverse Effect.

          7.1.2.  HSR Act.  If the HSR Act is applicable to the transactions
                  -------
contemplated by this Agreement, all applicable waiting periods thereunder shall have expired or been terminated.

          7.1.3.  Litigation.  No Order shall be in effect forbidding or
                  ----------
enjoining the consummation of the transactions contemplated hereby and no Action shall be pending or threatened which, if adversely determined, would result in any such Order.

          7.1.4.  Covenants.  Seller shall have performed and complied in all
                  ---------
material respects with all covenants and agreements required by this Agreement to be performed by Seller prior to or at the Closing.

          7.1.5.  Deliveries.  Seller shall have delivered to Buyer the
                  ----------
documents, instruments and certificates required by Section 8.2.

          7.1.6.  Required Consents and Approvals.  The  Consents and Approvals
                  -------------------------------
from any Governmental Authority or any other Entity set forth on Schedule 7.1.6
                                                                 --------------
shall have been obtained and shall be effective and in form and substance satisfactory to Buyer.

          7.1.7.  Material Adverse Change.  After the date hereof, there shall
                  -----------------------
have been no event occur or condition change that has either individually, or in the aggregate, a Material Adverse Effect.

          7.1.8.  Resignation of Directors.  If and to the extent requested by
                  ------------------------
Buyer, the existing members of the board of directors of the Company Entities shall have submitted resignations to be effective upon the Closing.

     7.2. Conditions Precedent to Seller's Obligations.  The obligation of
          --------------------------------------------
Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions prior to or at the Closing, any of which may be waived in writing by Seller:

          7.2.1.  Truth of Representations and Warranties.  The representations
                  ---------------------------------------
and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date.

          7.2.2.  HSR Act.  If the HSR Act is applicable to the transactions
                  -------
contemplated by this Agreement, all applicable waiting periods thereunder shall have expired or been terminated.

          7.2.3.  Litigation.  No Order shall be in effect forbidding or
                  ----------
enjoining the consummation of the transactions contemplated hereby and no Action shall be pending or threatened which, if adversely determined, would result in any such Order.

          7.2.4.  Covenants.  Buyer shall have performed and complied in all
                  ---------
material respects with all covenants and agreements required by this Agreement to be performed by Buyer prior to or at the Closing.

          7.2.5.  Deliveries.  Buyer shall have delivered to Seller the payments
                  ----------
and documents required by Section 8.3.

                              ARTICLE 8.  CLOSING

     8.1. Time and Place.  Subject to the terms and conditions of this
          --------------
Agreement, the Closing shall take place at the offices of Jones, Day, Reavis & Pogue, 500 Grant Street, 31st Floor, Pittsburgh, Pennsylvania at 10:00 a.m., on the first business day following the satisfaction or waiver of all of the conditions set forth in Article 7 (excluding those set forth in Sections 7.1.5. and 7.2.5.), or at such other time and place as the Parties shall agree upon in writing (the "Closing Date"). The Closing shall be deemed effective at 11:59 p.m., Pittsburgh time, on the Closing Date.

     8.2. Deliveries by Seller.  At the Closing, Seller shall deliver or cause
          --------------------
to be delivered to Buyer the following:

          (a) Certificates representing all of the Shares, together with duly executed stock powers in favor of Buyer.

          (b) Certificates representing the capital stock owned, to the extent existing, by the Company in the other Company Entities.

          (c) The stock books, stock ledgers, minute books and corporate seal (if any) of each of the Company Entities.

          (d) The recorded certificate of incorporation, as amended or supplemented to date, (or comparable instrument) of Seller and the Company Entities, recently certified by the Secretary of State of the jurisdiction in which such Entity is domiciled.

          (e) A certificate of the Secretary or Assistant Secretary of Seller concerning (i) its Charter Documents, (ii) the adoption of resolutions by its board of directors authorizing the transactions contemplated by this Agreement and (iii) the incumbency of its officers, all in form and substance satisfactory to Buyer.

          (f) Certificates of the Secretaries or Assistant Secretaries of the Company Entities, or a certificate of an executive officer of Seller, concerning the Charter Documents (or comparable instruments) of the Company Entities.

          (g) Recent long form (if available) good standing certificates for Seller and the Company Entities issued by the Secretaries of State of the jurisdictions in which Seller and the Company Entities are domiciled and for the Company Entities certificates of qualification to do business as a foreign corporation in each of the jurisdictions in which such Company Entity is qualified.

          (h) A certificate signed by an executive officer of Seller and dated the Closing Date certifying that the conditions set forth in Sections 7.1.1. and
7.1.4. have been satisfied.

          (i) A receipt for the payment of the Purchase Price made as contemplated by Section 1.3.

          (j)  A duly executed IP Assignment.

          (k)  One or more duly executed IP License Agreements.

          (l) The Transition Services Agreement, duly executed by Seller and/or one or more Continuing Affiliates, in substantially the form of Exhibit A.

          (m) A written opinion addressed to Buyer from counsel for Seller, who may be an attorney in the office of the General Counsel of Seller, in substantially the form of Exhibit D.
                          ---------

          (n) A resignation from each employee, officer and director of Seller or any Continuing Affiliate serving at the request of Seller as an officer or director of a Company Entity, from each such position and a duly executed resignation of each of the directors of the Company Entities, effective as of the Closing Date.

     8.3. Deliveries by Buyer.  At the Closing, Buyer shall deliver or cause to
          -------------------
be delivered to Seller the following:

          (a) The payment of the Purchase Price pursuant to Section 1.3., including Certificates representing the GTS Shares.

          (b) The recorded Certificate of Incorporation, as amended or supplemented (or comparable instrument) of Buyer, recently certified by the Secretary of State of the state in which Buyer is domiciled.

          (c) A certificate of the Secretary or Assistant Secretary of Buyer concerning (i) Buyer's Charter Documents, (ii) the adoption of resolutions by its board of directors authorizing the transactions contemplated by this Agreement, and (iii) the incumbency of its officers, all in form and substance satisfactory to Seller.

          (d) A recent long form (if available) good standing certificate for Buyer issued by the Secretary of State of the state in which Buyer is domiciled.

          (e) A certificate signed by an executive officer of Buyer and dated the Closing Date certifying that the conditions set forth in Sections 7.2.1. and
7.2.4. have been satisfied.

          (f) The Transition Services Agreement, duly executed by Buyer and/or one or more post-Closing subsidiaries of Buyer.

          (g) A written opinion addressed to Seller from counsel for Buyer, who may be an attorney in the office of the General Counsel of Buyer, in substantially the form of Exhibit E.
                          ---------

          (h) An agreement entered into with Molten Metal Technology, Inc. and MMT of Tennessee, Inc. pursuant to which Buyer agrees to abide by the noncompetition covenants as contemplated by Section 9.1.(f) of the MMT Agreement.

                 ARTICLE 9.  TERMINATION PRIOR TO CLOSING DATE

     9.1. Termination.  This Agreement may be terminated prior to the Closing
          -----------
Date only as follows:

          (a)  By the mutual written consent of the Parties;

          (b) By either Party immediately upon written notice to the other Party, if the Closing has not occurred on or before May 31, 1997 (the "Outside Date") and the failure of the Closing to have occurred has not resulted from the failure of the terminating party to comply with the terms of this Agreement or a breach of the terminating party's representations and warranties made herein;

          (c) By either Party immediately upon written notice to the other Party if an Order is issued that enjoins or prohibits the Closing and becomes final and non-appealable; or

          (d) By either party immediately upon written notice to the other party if all of the conditions to such party's obligation to proceed with the Closing as set forth in this Agreement can not be met prior to the Outside Date and provided that the inability of the terminating party to satisfy such condition has not resulted from the failure of the terminating party to comply with the terms of this Agreement or a breach of the terminating party's representations and warranties made herein; or

          (e) By Buyer if, after the date hereof, there shall have been an event occur or condition change that has either individually, or in the aggregate, a Material Adverse Effect, provided that such event or condition does not result from the failure of Buyer to comply in all material respects with the terms of this Agreement or a material breach of Buyer's representations and warranties made herein.

     9.2.   Effect of Termination.  If this Agreement terminates pursuant to
            ---------------------
Section 9.1., no Party shall have any liability or obligation to the other Party hereunder, other than the confidentiality obligations set forth in Section 5.2 and in the Confidentiality Agreement and the provisions of Sections 9.3. and
12.8. However, such termination shall not relieve any Party of liability for any willful, material breach of this Agreement.

     9.3.   Break-Up Fee.  In the event the Closing does not occur (other than
            ------------
as a result of a failure of a condition to Seller's obligation to proceed with the Closing as set forth in Sections 7.2.1., 7.2.4. or 7.2.5.), then Seller shall reimburse Buyer for reasonable out-of-pocket fees and expenses incurred by Buyer in connection with the transactions contemplated herein, including, without limitation, the fees and disbursements of Buyer's outside counsel, independent accountants, and nonaffiliated consultants and advisors, in an aggregate amount not to exceed $350,000. For purposes hereof, International Technology Corporation shall be deemed a nonaffiliated consultant or advisor of Buyer.

                  ARTICLE 10.  INDEMNIFICATION AND PROCEDURES

     10.1.  Indemnification by Seller.  Subject to the other provisions of this
            -------------------------
Article 10, Seller shall indemnify and hold Buyer, its Affiliates and their respective employees, representatives, controlling persons, officers, directors, agents, successors and assigns (the "Buyer Indemnities") harmless from and against any and all Damages suffered by any Buyer Indemnitee arising out of:

            (a) The breach of any representation or warranty made by Seller in this Agreement or in any certificate delivered by Seller at the Closing; provided, however, that notwithstanding the foregoing, Seller's obligations hereunder shall be limited as follows: (i) Buyer Indemnities shall have no claim for a breach of Section 2.11.(b) in the event a purchase order, which was required to be scheduled, was not listed on Schedule 2.11.(b) and the pricing terms applicable to such purchase order are either (X) set forth in the Material Contract pursuant to which the purchase order was issued, (Y) are the same as those in effect at the Company immediately before its receipt of the purchase order, or (Z) are then current prevailing pricing terms at the Company; (ii) any Damages related to the breach of Section 2.11.(b) in the event a purchase order which was required to be scheduled was not listed on Schedule 2.11.(b), shall be limited to the Company's Direct Costs to complete such purchase order which are not recovered from the customer; (iii) the only Damages which Buyer Indemnitees may recover for a breach of Section 2.11.(c) in the event a teaming and/or secrecy agreement, which was required to be scheduled, was not listed on
Schedule 2.11.(c) (an "Unscheduled Teaming Agreement"), are those Damages incurred as a result of: (x) a claim by a counterparty to an Unscheduled Teaming Agreement that is determined to be legal, valid and binding, which claim arises out of Buyer's breach of such agreement, so long as Buyer did not have knowledge of the existence of such agreement prior to the time when such breach could reasonably have been avoided without penalty to Buyer; or (y) a claim by a counterparty to another legal, valid and binding agreement with Buyer, which claim arises out of Buyer's breach of such agreement as a consequence of Buyer's performance under an Unscheduled Teaming Agreement the existence of which Buyer did not have knowledge at the time when it entered into such agreement; (iv) Buyer Indemnitees shall have no claim for a breach of
Section 2.11.(d) with respect to a Proposal which was required to be scheduled and was not scheduled if, on or before seven (7) calendar days after the Closing, such Proposal could have been withdrawn without penalty; and (v) any Damages related to the absence from Schedule 2.11.(d) of a Proposal which was required to be scheduled shall be limited to the Company's Direct Costs to complete the contract arising out of such Proposal which are not recovered from the customer.

            (b) The breach of any covenant or agreement by Seller in this Agreement or by Seller in any other agreement executed and delivered at the Closing, provided, that, notwithstanding the foregoing, Buyer Indemnitees shall have no claim for Damages related to the costs incurred by the Company Entities to complete (i) the modification of the ventilation system for the SEG(R) Metal Melt facility, (ii) the construction and implementation of the stormwater collection system as contemplated by Section 7.7. of the MMT Agreement, or (iii) the performance of the Trojan Contract;

            (c) The Advanced Systems Division Assets and Advanced Systems Division Liabilities and any Tax which any of the Buyer Indemnitees may incur as a result of the distribution or spin-off of the Advanced System Division Assets and Advanced System Division Liabilities;

            (d) The indemnification obligations of Seller set forth in Sections 4.14. and 6.1.11.(a);

            (e) To the extent not indemnifiable under any other subsections of this Section 10.1, (i) any liabilities for current deferred federal and state Income Taxes, or (ii) claims pending as of the Closing Date for liabilities which consistent with past practice have been recorded by or reflected in the financial statements of Seller on behalf of the Company Entities and as are generally described in clause (ii) on Schedule 2.5.1(b);
                                      -----------------

            (f) Subject to any applicable deductibles and policy limits and to the extent not covered by insurance policies or self insurance programs maintained by the Buyer or Company Entities on or after the Closing Date, any claims which arise out of liabilities for Occurrences which would have been covered by the insurance policies listed on Schedule 2.10, including, but not
                                            -------------
limited to, any worker's compensation claims;

            (g) Any liabilities of the Company Entities which relate to or arise out of the Benefit Plans listed on Schedule 2.17.6;
                                         ---------------

            (h) Any liabilities of the Company Entities which relate to an unasserted claim by Bell Constructors, Inc. arising out of the construction of the resin processing facility jointly owned, at that time by Molten Metal Technology, Inc. and the Company and which is referenced on Schedule 2.5.2;

            (i) Any liability of the Company Entities arising out of or related to the disposal on or prior to the Closing Date of Hazardous Substances or Regulated Substances at the following facilities: (i) the Maxey Flats nuclear waste disposal facility in Fleming County, Kentucky or (ii) the Ramp Industries site;

            (j) Any liabilities related to or arising out of items one through eleven, inclusive, set forth on Schedule 2.12; and
                                        -------------

            (k) Any and all liabilities of Westinghouse Transport Leasing Corporation relating to events or conditions occurring prior to the Closing Date except as such liability relates to a breach of Seller's representation or warranty in this Agreement related to any Permit held by such corporation.

     10.2.  Indemnification by Buyer.  Subject to the other provisions of this
            ------------------------
Article 10, Buyer shall indemnify and hold Seller, the Continuing Affiliates and their respective employees, representatives, controlling persons, officers, directors, agents, successors and assigns (the "Seller Indemnitees") harmless from and against any Damages suffered by any Seller Indemnitee arising out of:

            (a) the breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer at the Closing;

            (b) the breach of any covenant or agreement by Buyer in this Agreement or by Buyer in any other agreement executed and delivered at the Closing;

            (c) the operations of any Company Entity, except to the extent that such Damages arise from events or conditions that entitle any Buyer Indemnitee to indemnification pursuant to this Article 10, or that would have entitled any Buyer Indemnitee to indemnification pursuant to this Article 10 but for the provisions of Section 10.4.4.;

            (d) the obligations of Seller and the Company Entities under the MMT Agreement or any other Acquisition Agreements, except to the extent that such Damages arise from events or conditions that entitle Buyer and the Company Entities to indemnification pursuant to Sections 4.14. and 10.1.(e) hereof; and

            (e)     The indemnification obligations of Buyer set forth in
Section 6.1.11.(b).

     10.3.  Notice and Resolution of Claims.
            -------------------------------

            10.3.1. Notice.  Each person entitled to indemnification pursuant
                    ------
Section 10.1. or Section 10.2. (an "Indemnitee") shall promptly give written notice to the indemnifying Party after obtaining knowledge of any claim that it may have pursuant to this Article 10. Such notice shall set forth in reasonable detail the claim and the basis for indemnification. Failure to give such written notice in a timely manner shall not release the indemnifying Party except to the extent such Party is prejudiced by such failure.

            10.3.2. Right to Assume Defense.  If such claim for indemnity shall
                    -----------------------
arise from an Action involving a third party (a "Third Party Claim"), the Indemnitee shall permit the indemnifying Party to assume its defense provided that the indemnifying Party employs counsel that shall be reasonably satisfactory to the Indemnitee. If the indemnifying Party assumes the defense of such Third Party Claim, it shall take all steps necessary to investigate, defend or settle such Action and shall, subject to Section 10.4., hold the Indemnitee harmless from and against any and all Damages caused by or arising out of any settlement approved by the indemnifying Party or any judgment in connection with such Third Party Claim. Without the written consent of the Indemnitee, the indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (a) does not include an unconditional and complete release of the Indemnitee by the claimant or plaintiff making the Third Party Claim or (b) imposes restrictions adversely affecting the future conduct of the business of such Indemnitee or its Affiliates. The Indemnitee may participate in such defense or settlement through its own counsel, but at its own expense unless (i) the indemnifying Party shall have failed to assume the defense of a Third Party Claim pursuant to Section 10.3.3., (ii) the employment of such counsel has been specifically authorized in writing by the indemnifying Party or (iii) the named parties to any such Third Party Claim (including impleaded parties) include both the Indemnitee and the indemnifying Party and such Indemnitee shall have been advised in writing by its counsel that there may be conflicting interests between the Indemnitee and the indemnifying Party in the legal defense of such Third Party Claim.

            10.3.3. Failure to Assume Defense.  Failure by the indemnifying
                    -------------------------
Party to notify the Indemnitee of its election to assume the defense of any Third Party Claim within 30 calendar days after its receipt of notice thereof shall be deemed a waiver by the indemnifying Party of its right to assume the defense of such Third Party Claim. In such event, the Indemnitee may defend against such Third Party Claim in any manner it deems appropriate. The Indemnitee may settle such Third Party Claim or consent to the entry of any judgment with respect thereto, provided that it acts reasonably and in good faith.

            10.3.4. Right to Control Cleanup and Access.  With respect to any
                    -----------------------------------
indemnification claim under Section 10.1(a) for Damages involving a Cleanup, indemnity by Seller is conditioned upon the following: (i) Buyer shall afford Seller advance notice of any Buyer initiated Cleanup, and the opportunity to participate, at Seller's expense, in the evaluation and determination of the approach to and execution of the Cleanup, if it appears that the cost of the Cleanup will exceed the deductible provided for in Section 10.4.2.; (ii) once the deductible for Cleanup set forth in Section 10.4.2. has been exceeded, Seller shall have the right to control and to implement the Cleanup and to negotiate with the cognizant Governmental Authorities as required to complete the Cleanup; provided however, Buyer shall have the right to participate at
             ----------------
Buyer's own expense in any such deliberations with the Governmental Authorities and Seller shall not, without the prior written consent of Buyer (which shall not be unreasonably withheld) commit to or take any measure or course of action that imposes any unreasonable burden upon the operation or conduct of the business by Buyer; (iii) Buyer grants to Seller a continuing right of reasonable access to the affected Owned Real Property or affected real property subject to Leases by any Company Entity for the purpose of Seller undertaking the Cleanup. Buyer agrees to obtain a similar right of access from Buyer's tenants, if any, and if required; and Buyer shall cooperate with Seller toward effecting such Cleanup and provide Seller with reasonable access to Buyer's employees and documents in Buyer's possession with respect to environmental conditions on the affected properties.

     10.4.  Limits on Indemnification.
            -------------------------

            10.4.1. Indemnification Threshold.  For purposes of determining
                    -------------------------
those Damages arising from breaches of representations, warranties or covenants that will be considered immaterial in nature or not to have had a Material Adverse Effect and accordingly not subject to indemnification hereunder, Buyer and Seller have agreed to use predictable dollar thresholds as provided in this
Section 10.4.1. Accordingly, the Parties agree that with respect to any representation, warranty or covenant referred to in Section 10.1.(a), 10.1.(b), 10.2.(a) or 10.2.(b), if such representation, warranty or covenant contains a materiality qualification (e.g., "material", "materiality," "in all material respects," "a Material Adverse Effect," or similar qualifications), such materiality qualification shall be deemed to have been met, and such representation, warranty or covenant shall be deemed to have been breached, if Buyer Indemnitees or the Seller Indemnitees, as applicable, incur or are alleged to have incurred Damages for any breach, with respect to each individual claim, that exceed Forty Thousand Dollars ($40,000) (such excess over $40,000 being the
                                                   ------
"Threshold Damages" for such claim).  The dollar threshold set forth in this
Section 10.4.1 shall not apply to and, subject to Sections 10.4.2. and 10.4.3. hereof, every dollar of Damages shall be indemnifiable for claims for indemnification under Sections 10.1.(c), 10.1.(e), 10.1.(f), 10.1.(g), 10.1.(h),
10.1.(i), 10.1.(j) or 10.1.(k) or for claims for indemnification for breach of the covenant set forth in Section 6.8.

            10.4.2. Deductible.  Seller shall be liable to the Buyer
                    ----------
Indemnitees for Damages that are indemnifiable pursuant to Section 10.1. and Buyer shall be liable to the Seller Indemnities for Damages that are indemnifiable pursuant to Section 10.2. only to the extent that the aggregate amount of the Threshold Damages to Buyer Indemnities or Seller Indemnitees, respectively, exceed the deductible of Seven Hundred Thousand Dollars ($700,000). The dollar deductible set forth in the first sentence of this
Section 10.4.2 shall not apply to and, subject to the last sentence of this
Section 10.4.1. and Section 10.4.3., every dollar of Damages shall be indemnifiable for claims for indemnification under Sections 10.1.(c), 10.1.(e), 10.1(f), 10.1.(g),

10.1.(h) 10.1.(i), 10.1.(j) or 10.1.(k) or for claims for indemnification for breach of the covenant set forth in Section 6.8. Seller shall be liable to the Buyer Indemnitees for Damages that are indemnifiable pursuant to Section 10.1. for breaches of the representations or warranties of Seller in Section 2.13.2.(g) only to the extent that the aggregate amount of the Damages to Buyer Indemnitees exceed the deductible of One Million Dollars ($1,000,000), and Damages which are applied to the foregoing deductible shall not be applied to the deductible set forth in the first sentence of this Section 10.4.2. Seller shall be liable to the Buyer Indemnitees for Damages that are indemnifiable pursuant to Section 10.1.(j) only to the extent that the aggregate amount of the Damages to Buyer Indemnities exceed the deductible of One Million Dollars ($1,000,000), and Damages which are applied to the foregoing deductible shall not be applied to the deductible set forth in the first sentence of this Section 10.4.2.

            10.4.3. Limit of Liability.  The total aggregate liability of
                    ------------------
Seller for any claims for Damages arising under Section 10.1. of this Agreement shall not exceed Thirty Million Dollars ($30,000,000).

            10.4.4. Survival.  The representations and warranties contained in
                    --------
Articles 2 and 3 of this Agreement shall survive until the second anniversary of the Closing Date in the case of all representations and warranties except (a) those representations and warranties set forth in Section 2.18. (Taxes), which shall survive until ninety (90) days after the expiration (including extensions) of the applicable statute of limitations and (b) those representations and warranties set forth in Sections 2.2 or 3.2 (Authorization, Execution and Validity) or Section 2.3.1. (Capitalization of the Company), which shall survive indefinitely and (c) those representations and warranties set forth in Sections
2.1. and 3.1. (Organization; Power and Authority) which shall survive indefinitely and (d) those representations and warranties set forth in Section 2.13.2.(g) which shall survive until the first anniversary of the Closing Date. Neither Party shall have an obligation to indemnify the other pursuant to
Section 10.1.(a) or 10.2.(a) unless notice of a claim for indemnification shall have been given hereunder prior to the end of the applicable survival period. However, the obligation to indemnify for a claim for which timely notice in accordance with the terms and provisions of this Agreement was provided by the Party seeking indemnification hereunder shall extend until such time as the remedy, including, without limitation, the payment of monetary damages, is completed.

            10.4.5. Actual Knowledge.  Neither Party shall have any liability
                    ----------------
hereunder for Damages arising from or relating to a breach of any representation or warranty if the indemnifying Party can establish that the other Party had actual knowledge on or before the Closing Date of the condition or event constituting such breach.

            10.4.6. Damages; Mitigation.   Neither Party shall have any
                    -------------------
obligation to indemnify any Seller Indemnitee or Buyer Indemnitee for any Consequential Damages (as hereinafter defined) or for Damages that are (a) caused, contributed to or exacerbated by the actions of any Buyer Indemnitee (in the case of Seller's indemnification obligations) or any Seller Indemnitee (in the case of Buyer's indemnification obligations), (b) recovered by the

Indemnitee from any third party (including insurers) or (c) offset by tax savings realized on account of such Damages by the Indemnitee or any of its Affiliates. If the amount of any Damages, at any time subsequent to the payment thereof by an indemnifying Party to the Indemnitee pursuant to this Article 10, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage or pursuant to any claim, recovery settlement against or with any third party (including any insurer), the amount of such reduction (net of any out-of-pocket expenses incurred in obtaining such reduction) shall promptly be repaid by the Indemnitee to the indemnifying Party.

            10.4.7. Exclusive Remedy.  In the absence of actual fraud and
                    ----------------
except as set forth in Section 4.10.4. and for breaches of Sections 4.11. and 4.12., this Article 10 sets forth the exclusive remedy for Damages owing from Seller to the Buyer Indemnitees and from Buyer to the Seller Indemnitees that arise from the matters described in Sections 10.1. and 10.2. Each of the Parties hereby waives any claim or cause of action for Damages that it might assert against the other, other than pursuant to this Article 10 or in connection with actual fraud, whether under common law or under any Environmental Law, securities, trade regulation or other Law.

    10.5.  Indemnity Payments.  All payments made pursuant to this Article 10
            ------------------
(other than interest payments) and to the indemnification provisions of Section
6.1. shall be treated by the Parties on all Income Tax Returns as an adjustment to the Purchase Price, except to the extent that a different treatment is required by Law.

     10.6.  Payment and Assignment of Claims.
            --------------------------------

            10.6.1. Payment.  The indemnifying Party shall promptly pay or
                    -------
reimburse, as appropriate, the Indemnitee for any Damages to which it is entitled to be indemnified hereunder. Neither Party shall permit any exercise of any right of set-off against the other Party.

            10.6.2. Assignment.  If any of the Damages for which an indemnifying
                    ---------
Party is responsible or allegedly responsible under this Article 10 or the indemnification provisions of Section 6.1. are recoverable or potentially recoverable against any third party at the time when payment is due hereunder, the Indemnitee shall assign any and all rights that it may have to recover such Damages to the indemnifying Party or, if such rights are not assignable for any reason, the Indemnitee hereunder shall attempt in good faith to collect any and all damages and losses on account thereof (net of any out-of-pocket expenses incurred in connection with such collection) from such third party for the benefit of the indemnifying Party in the event and to the extent that the indemnifying Party has already paid or reimbursed the Indemnitee for such Damages.

     10.7.  Other Indemnitees.  Buyer shall cause the Buyer Indemnitees, and
            -----------------
Seller shall cause the Seller Indemnitees, to comply with the provisions and to abide by the limitations set forth in this Article 10.

     10.8.  Customer Discounts.  Schedule 10.8 sets forth a list of all
            ------------------   -------------
customers of the Company Entities or Seller with whom the Company or Seller has agreed that the Company Entities will provide services at discounted rates pursuant to any of the Seller steam generator litigation settlement agreements with a customer. After the Closing and during the term that any such discount or discounted rate remains in effect, Seller shall, upon demand from the Company reimburse the Company for the amount of the discount below applicable prevailing market rates given to the customers listed on Schedule 10.8. Any such demand
                                              -------------
shall be accompanied by documentation reasonably satisfactory to Seller indicating the services provided to such customers and the rates charged therefor.

     10.9.  Waiver of Contribution.  Seller shall not have any right to seek
            ----------------------
contribution from any of the Company Entities in the event that Seller is required to make any payments under this Article 10.

     10.10. Successor Indemnification Obligation.  The indemnification
            ------------------------------------
obligations of Buyer and Seller pursuant to this Article 10 shall be binding upon any successor to Buyer or Seller that is not a Permissible Assignee under
Section 12.2. Without limiting the generality of the foregoing, except for a Permissible Assignee, the indemnification obligations of Buyer and Seller shall be binding upon any successor to a significant portion of Buyer's or Seller's business, by way of merger, consolidation, statutory share exchange, sale of all, substantially all, or any significant amount of a Party's assets, or the distribution of any significant amount of a Party's business or assets by way of spin-off, split-off or similar transaction; provided that the operation of this
Section 10.10. shall not limit the indemnification obligations of Buyer or Seller to the extent that Buyer or Seller remains in legal existence following any of the foregoing transactions. Further, this Section 10.10. shall not limit the ability of a Party and its successor to agree solely between themselves to contribute to the indemnification obligations hereunder.

                         ARTICLE 11.  EMPLOYEE MATTERS

     11.1.  Continuing Benefits and Benefit Plans.  Except as otherwise
            -------------------------------------
specifically provided in this Article 11, upon the Closing, the Company Entities shall assume the Company Benefit Plans and be solely responsible for all assets and liabilities (except for liabilities for which Buyer is entitled to indemnification under Article 10) with respect to current and former Employees under the Company Benefit Plans.

     11.2.  Rights of Employees.  Nothing herein expressed or implied by this
            -------------------
Agreement shall confer upon any current or former Employee, or legal representative thereof, any rights or remedies, including, without limitation, any right to employment for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement.

                          ARTICLE 12.  MISCELLANEOUS

     12.1.  Severability.  If any provision of this Agreement shall be held
            ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. Such provision shall be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

     12.2.  Successors and Assigns.  The terms and conditions of this Agreement
            ----------------------
shall inure to the benefit of and be binding upon the successors and assigns of the Parties; provided, however, that this Agreement may not be assigned or
             --------  -------
delegated by any Party except to a Permissible Assignee.

     12.3.  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

     12.4.  Headings.  The headings of the Articles and Sections are inserted
            --------
for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     12.5.  Waiver.  Any of the terms or conditions of this Agreement may be
            ------
waived in writing at any time by the Party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

     12.6.  No Third-Party Beneficiaries.  Nothing in this Agreement shall
            ----------------------------
create any third-party beneficiary rights in any person or Entity other than the Indemnitees.

     12.7.  Sales and Transfer Taxes.  Seller and Buyer shall each be
            ------------------------
responsible for and pay one-half of all sales, transfer, deed, duties, stamp, notary public and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement, including fees to record assignments.

     12.8.  Other Expenses.  Except as otherwise expressly provided for herein
            --------------
or in any agreement entered into on the date hereof, Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and legal counsel. Buyer shall pay the cost of all updates of any surveys or title insurance policies that it deems necessary or advisable.

     12.9.  Notices.  Any notice, request, instruction, consent or other
            -------
to be given hereunder by either party hereto to the other party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, as follows:

     If to Seller:

               Westinghouse Electric Corporation
               Gateway Center
               11 Stanwix Street
               Pittsburgh, PA  15222
               Attn:  Chief Financial Officer
               Fax Number:  (412) 642-3078

     with a copy to:

               Westinghouse Electric Corporation
               Gateway Center
               11 Stanwix Street
               Pittsburgh, PA  15222
               Attn:  Office of the General Counsel
               Fax Number:  (412) 642-3405


     If to Buyer:

               GTS Duratek, Inc.
               10100 Old Columbia Road
               Columbia, MD  21046
               Attn:  President and Chief Executive Officer
               Fax Number:  (410) 290-9070

     with a copy to:

               Lawrence R. Seidman, Esquire
               Piper & Marbury L.L.P.
               36 South Charles Street
               Baltimore, Maryland 21201-3018
               Fax Number:  (410) 576-1700

or at such other address for a Party as shall be specified in writing by that Party. Any notice which is delivered personally or by telecopy to the addresses provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party. Any notice which is addressed and mailed in the manner herein provided shall be deemed given to the Entity to which it is addressed when received.

     12.10. Governing Law; Interpretation.  This Agreement shall be construed
            -----------------------------
in accordance with and governed by the Laws of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction. Unless specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and Schedules in this Agreement. References to "includes" and "including" mean "includes without limitation" and "including without limitation."

     12.11. Public Announcements.  Seller and Buyer shall agree on the terms of
            --------------------
the press releases to be issued upon the execution of this Agreement and shall consult with each other before issuing any other press releases or disclosures with respect to this Agreement and the transactions contemplated hereby, including any termination of this Agreement for any reason, except in the case where the person making such disclosure has determined in good faith that such disclosure is required by law, rule, regulation, judicial or administrative process (in which case the disclosing party shall use reasonable efforts to give notice to allow the other party prior to making such disclosure and, reasonably practicable in the circumstances, give such other party the opportunity to review and comment upon the proposed disclosure).

     12.12. Exclusive Jurisdiction and Consent to Service of Process; Jury
            --------------------------------------------------------------
Waiver.  The Parties agree that any legal action, suit or proceeding arising out
------
of or relating to this Agreement or the transactions contemplated hereby may be instituted in a federal court sitting within the Commonwealth of Pennsylvania or the State of Maryland, which shall be the exclusive venues of said legal proceedings. Each Party waives any objection which such party may now or hereafter have to the laying of venue of any such Action in any such court, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such Action shall be effective against such Party when transmitted in accordance with Section 12.9. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by Law. EACH OF SELLER AND BUYER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.13. Entire Agreement; Amendment.  This Agreement, including all
            ---------------------------
Schedules and Exhibits hereto, the Confidentiality Agreement and the other written agreements, if any, entered into on the date hereof or delivered herewith constitute the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersede and render null and void all prior agreements and understandings between the Parties with respect to such matters, including that certain letter dated January 27, 1997 from Seller to Buyer. No amendment, modification or alteration of the terms or provisions of this Agreement, including all Schedules and Exhibits, shall be binding unless the same shall be in writing and duly executed by the Party against whom such would apply.

     12.14.  Specific Performance.  The Parties acknowledge and agree that the
             --------------------
breach of certain provisions of this Agreement could not be adequately compensated with monetary damages, and the Parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce certain provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

                   ARTICLE 13.  DEFINITIONS; INTERPRETATION

     13.1.  Definitions.  For purposes of this Agreement, the terms set forth
            -----------
below shall have the following meanings:

            13.1.1. "ACM" (Asbestos-Containing Materials) shall mean any material containing more than 1% asbestos.

            13.1.2. "Action" means any action, suit, claim, arbitration, mediation, inquiry, information, request, demand, proceeding or investigation by or before any Governmental Authority or any action, suit, claim, arbitration or proceeding involving any private Entity.

            13.1.3. "Actual Net Cash Flow" shall have the meaning set forth in
Section 6.8.

            13.1.4. "ARARs" (Applicable or Relevant and Appropriate Requirements) shall have the meaning ascribed to that term under Section 121 of the Comprehensive Environmental Response Compensation and Liability Act and the National Contingency Plan, 40 C.F.R. Part 300 as in effect as of the Closing Date.

            13.1.5. "Advanced Systems Division Assets" shall have the meaning set forth in Section 4.3.3.

            13.1.6. "Advanced Systems Division Liabilities" shall have the meaning set forth in Section 4.3.3.

            13.1.7. "Affiliate" means, with respect to any Entity, any other Entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Entity. For purposes of this Agreement, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any Entity) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Entity whether through ownership of voting securities, by contract or otherwise.

            13.1.8. "Affiliated Group" shall have the meaning set forth in
Section 2.18.1.

            13.1.9. "Agency Action" means any notice of violation, complaint, order, consent order, consent agreement or other final action brought by a federal, or local regulatory agency having the requisite authority and jurisdiction to bring such action .

            13.1.10. "Agreement" means this Agreement, together with the Schedules and Exhibits hereto.

            13.1.11. "Approvals" means all certificates, licenses, permits or other approvals required or obtained by a Company Entity in connection with the use or ownership of its assets or properties or the operation of its business.

            13.1.12. "Asset Allocation Agreement" shall have the meaning set forth in Section 6.1.10.(b).

            13.1.13. "Assigned Intellectual Property" means any Intellectual Property used by the Company Entities which is identified on Schedule
                                                             --------
2.15.1(a)(ii).
-------------

            13.1.14. "Balance Sheet" shall have the meaning set forth in Section 2.5.1.

            13.1.15. "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday.

            13.1.16. "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

            13.1.17. "Buyer Indemnitees" shall have the meaning set forth in
Section 10.1.

            13.1.18. "Cash Payment" shall have the meaning set forth in Section 1.2.

            13.1.19. "Charter Documents" means (a) in the case of any corporation, its articles or certificate of incorporation and its by-laws, (b) in the case of any partnership, its partnership agreement and partnership certificate, if any, and (c) in the case of any joint venture, its joint venture agreement, as each has been amended or supplemented from time to time.

            13.1.20. "Cleanup" means the containment, control, removal, treatment, remediation, mitigation, investigation or evaluation of any Regulated Substances.

            13.1.21. "Closing" means the consummation of the purchase and sale of the Shares contemplated hereby.

            13.1.22. "Closing Date" shall have the meaning set forth in Section 8.1.

          13.1.23. "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations thereunder.

          13.1.24. "Commission" means the United States Securities and Exchange Commission.

          13.1.25. "Company" shall have the meaning set forth in the recitals to this Agreement.

          13.1.26.  "Company Benefit Plan" shall have the meaning set forth in
Section 2.17.1.

          13.1.27. "Company Entities" means the Company and the Company Subsidiaries.

          13.1.28. "Company Properties" means the real property previously or currently owned, leased or used by any Company Entity, including without limitation the Owned Real Property and the property subject to Real Property Leases.

          13.1.29. "Computer Software" means computer programs and software (including source code, object code, development documentation, programming tools, drawings, specifications and data).

          13.1.30. "Company Subsidiary" means any Entity of which the Company directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

          13.1.31. "Confidentiality Agreement" means the Confidentiality Agreement dated as of April 22, 1996 between Buyer and Seller, as supplemented December 18, 1996.

          13.1.32. "Consent" means a consent, approval, authorization, waiver or notification from any Entity, including any Governmental Authority.

          13.1.33. "Consequential Damages" means Damages arising out of any interruption of business, loss of profits, loss of use of facilities, claims of customer, loss of goodwill or other indirect Damages.

          13.1.34. "Continuing Affiliates" means Affiliates of Seller other than the Company Entities.

          13.1.35. "Contracts" means all contracts, agreements, instruments, Leases, licenses, commitments and arrangements which by their terms have not expired prior to the date of this Agreement or which have stated expiration dates after the date of this Agreement, except Permits and Licenses.

          13.1.36. "Damages" means all losses, claims, awards, damages, costs, fines, Taxes, interest, obligations, judgments, payments, liabilities, deficiencies, penalties, impositions, assessments or fines (including those arising out of any Action) incurred by a Party, together with all reasonable costs and expenses (including, in the case of Third Party Claims only, reasonable outside attorneys', experts' and consultants' fees) and other reasonable out-of-pocket expenses incurred in any action or proceeding between the indemnifying Party and the Indemnitee or in connection with a Third Party Claim incurred in connection with any of the foregoing.

          13.1.37. "Direct Cost" means either direct waste processing cost or direct project cost. Direct waste processing cost includes: (a) factory processing costs, (b) secondary and transportation costs and (c) primary waste disposal costs. Direct Project Cost includes: (x) shop order labor costs and (y) shop order materials costs.

          13.1.38.  "Employee" means an employee of any Company Entity.

          13.1.39. "Entity" means any individual, corporation, limited liability company, partnership, trust, unincorporated organization, joint venture or other entity.

          13.1.40. "Environmental Condition" means (i) the Release of any Regulated Substances into the environment in an amount and under circumstances that would require notice, removal or remediation, or constitute a basis for a claim or cause of action; (ii) the migration of any Regulated Substances onto or under the properties owned, leased or used by a Company Entity or from such properties onto or under another property; (iii) the violation, or alleged violation, of any Environmental Law, order, Permit or license of or from any Governmental Authority relating to environmental, health or safety matters.

          13.1.41. "Environmental Laws" means all local, state and federal statutes, regulations, ordinances, common law, judgments, orders, and decrees promulgated in final form and in effect as of the date hereof and if applicable as interpreted in accordance with public announcements made prior to the date hereof, intended to protect human health or the environment, including, without limitation, all such Environmental Laws which regulate the handling, transportation, discharge, emission, treatment, storage and disposal of Regulated Substances, including, by way of example and not by way of limitation, the Clean Air Act (CAA), Clean Water Act (CWA), Resource Conservation and Recovery Act (RCRA), Comprehensive Environmental Response Compensation and Liability Act (CERCLA), Emergency Planning and Community Right-to-Know Act (EPCRA), Federal Insecticide, Fungicide and Rodenticide Act (FIFRA), Safe Drinking Water Act (SDWA), Toxic Substances Control Act (TSCA), Hazardous Materials Transportation Act (HMTA), Atomic Energy Act (AEA), Low Level Radioactive Waste Policy Act of 1980 (LLRWPA), Low Level Radioactive

Waste Policy Amendments Act of 1985 (LLRWPAA), Energy Reorganization Act of 1974, Occupational Safety and Health Act (OSHA) and Endangered Species Act of 1973, each as currently amended, and all regulations promulgated thereunder, guidances and directives issued with respect thereto, or policies adopted by authority thereunder as of the date hereof.

          13.1.42. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          13.1.43. "ERISA Plan" shall have the meaning set forth in Section 3.(3) of ERISA with respect to any employee benefit plan maintained and currently contributed to by any Company Entity that currently accrues a benefit and covers Employees and is subject to ERISA.

          13.1.44. "Estimated March 31 Working Capital Deficit shall have the meaning given to such term in Section 6.8.

          13.1.45. "Estimated Net Cash Flow" shall have the meaning set forth in Section 6.8.

          13.1.46. "GAAP" means generally accepted accounting principles in the United States of America.

          13.1.47. "Government Contract" means any Contract between any Company Entity and any Governmental Authority or prime contractor of such Governmental Authority, required to be priced in accordance with government accounting standards.

          13.1.48. "Governmental Authority" means any national, international, federal, state or local governmental body, any of its subdivisions, agencies, authorities, commissions, boards or bureaus, any special improvement district, any international, federal, state or local court or tribunal or any arbitrator (whether or not a governmental or regulatory official).

          13.1.49.  "GTS Shares" shall have the meaning set forth in Section
1.2.

          13.1.50. "Guarantee" means any letter of credit, bid bond, performance bond, warranty bond, guarantee, any indemnification obligation and any other contingent obligation to purchase, to provide funds for payment or to supply funds to invest in any Entity or otherwise to assure a creditor against loss.

          13.1.51. "Hazardous Substance" means any substance so designated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC (S) 9601 et seq. as of the Closing Date.

          13.1.52. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

          13.1.53. "Income Tax" means any federal, state or local income, alternative minimum and franchise or other similar Tax, duty, governmental charge or assessment imposed by or on behalf of any Governmental Authority that is based on or measured by income, gross receipts or gross revenues (including, interest and penalties on any of the foregoing).

          13.1.54. "Income Tax Returns" means any Returns with respect to Income Tax.

          13.1.55. "Indemnitee" shall have the meaning set forth in Section 10.3.1.

          13.1.56. "Intellectual Property" means all (a) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, any goodwill associated therewith, and all applications or registrations in any jurisdiction pertaining thereto; (b) patents, patent applications, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes and technology, (c) Computer Software; (d) trade secrets, including confidential and other non-public information and the right in any jurisdiction to limit the use or disclosure thereof; (e) copyrights in writings, designs, mask works or other works, and registrations or applications therefor in any jurisdiction; (f) licenses, immunities, governmental authorization, covenants not to sue and the like relating to any of the foregoing; and (g) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

          13.1.57. "Interim Tax Period" means, with respect to any Tax imposed on the Company Entities on a periodic basis for which the Closing Date is not the last day of a Short Tax Period, the period of time beginning on the first day of the actual taxable period that includes (but does not end on) the Closing Date and ending on the Closing Date.

          13.1.58. "IP Assignment" means one or more assignments regarding the Assigned Intellectual Property, substantially in the form set forth on Exhibit
                                                                       -------
B.
-

          13.1.59. "IP License Agreement" means one or more license agreements regarding the Assigned Intellectual Property and the Retained Intellectual Property, substantially in the form set forth in Exhibit C.
                                                 ---------

          13.1.60. "Law" means any statute, rule, Order, regulation, or ordinance.

          13.1.61. "Lease" means any lease, sublease or use or occupancy agreement of real or personal property by any Company Entity (whether entered into as lessor, lessee, sublessor or sublessee), together with any modifications, amendments, supplements, substitutions, extensions and renewals of the same.

          13.1.62. "Legacy Waste and Equipment" shall have the meaning set forth in Section 6.7.

          13.1.63.  "License" shall have the meaning set forth in Section
2.15.2.

          13.1.64. "Lien" means any lien, mortgage, deed of trust, security interest, charge, pledge, retention of title agreement, easement, encroachment, condition, reservation, restriction, covenant or other encumbrance affecting title.

          13.1.65. "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, or financial condition (other than the March 31 Working Capital Deficit) of the Company Entities, taken as a whole.

          13.1.66. "March 31 Working Capital Deficit" shall have the meaning set forth in Section 6.8.

          13.1.67.  "Material Contracts" means the Contracts identified on
Schedule 2.11(a).
----------------

          13.1.68. "MMT Agreement" shall mean the Asset Purchase Agreement dated as of December 10, 1996 between Seller, the Company, Molten Metal Technology, Inc. and MMT of Tennessee, Inc.

          13.1.69. "Non-Transferred Instrument" shall have the meaning set forth in Section 6.5.

          13.1.70. "Occurrences" shall mean acts or omissions of Seller or any of the Company Entities occurring on or prior to the Closing Date, or events or conditions existing on or prior to the Closing Date, which acts, omissions, events or conditions result in injury or damage to person or property which injury or damage has been physically manifested on or prior to the Closing Date.

          13.1.71. "Order" means any order, judgment, injunction, decree or award of any Governmental Authority or any administrative or judicial consent decree or analogous instrument.

          13.1.72. "Other Law" means any Law applicable to any Company Entity, including, without limitation, any zoning, subdivision or land use Law, other than an Environmental Law or a Law relating to (a) Taxes or (b) ERISA.

          13.1.73. "Outside Date" shall have the meaning set forth in Section 9.1(b).

          13.1.74.  "Owned Real Property" shall have the meaning set forth in
Section 2.8.

          13.1.75.  "Party" means Buyer or Seller.

          13.1.76. "Permissible Assignee" means (a) any person to whom an assignment is made with the consent of the other party hereto, (b) the Entity in which the Seller's broadcasting business is to be conducted, (c) the Entity in which the Seller's industrial and technology business is to be conducted, or (d) any Entity with a long term credit rating of Baa or higher from Moody's Investor Services or of BBB or higher, from Standard & Poor's.

          13.1.77. "Permit" means any permit, license, certificate (including a certificate of occupancy) registration, authorization or approval issued by a Governmental Authority to a Company Entity.

          13.1.78. "Permitted Liens" means (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Balance Sheet in accordance with GAAP, consistently applied; (b) worker's, repairmen's and similar Liens imposed by Law that have been incurred in the ordinary course of business and are not yet delinquent or, if delinquent, are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Balance Sheet in accordance with GAAP, consistently applied; (c) Liens on Real Property (other than (i) Leases or
(ii) Liens that secure indebtedness for borrowed money) and other title defects, easements, encroachments and encumbrances that do not, individually or in the aggregate, materially adversely affect the value of the Real Property or materially adversely impair the continued use as currently conducted of the Real Property to which they relate; (d) encumbrances that represent the rights of customers, suppliers and subcontractors in the ordinary course of business under Contracts or under general principles of commercial law and that will not individually or in the aggregate have a Material Adverse Effect, (e) Liens securing any liabilities disclosed on the Balance Sheet; (f) Liens disclosed on the Balance Sheet; and (f) Liens listed on Schedule 2.8.
                                           ------------

          13.1.79. "Post-Closing Tax Period" means any Tax Period that begins after the Closing Date and, with respect to any Tax Period beginning before and ending after the Closing Date, the portion of such Tax Period commencing on the day following the Closing Date.

          13.1.80. "Pre-Closing Tax Period" means any Tax Period, Short Tax Period or Interim Tax Period ending on or before the Closing Date.

          13.1.81. "Proposal" means a written proposal provided in response to a written request for proposal which cannot be withdrawn without penalty or premium by a Company Entity once delivered.

          13.1.82. "Purchase Price" shall have the meaning set forth in Section 1.2.

          13.1.83. "Real Property" means the Owned Real Property and all property subject to the Real Property Leases.

          13.1.84. "Real Property Lease" means any Lease of real property to which a Company Entity is a party.

          13.1.85. "Regulated Substances" means any substance regulated under any Environmental Law as of the Closing Date including, but not limited to, asbestos, ACM, polychlorinated biphenyls (PCBs), urea-formaldehyde in any of its forms, petroleum and its fractions, waste oil, radioactive material and any substances defined as "hazardous waste," "hazardous substances," "pollutants or contaminants," "low-level radioactive waste," "byproduct material," "special nuclear material," "source material," "toxic substances," "hazardous chemicals," "hazardous air pollutants," "toxic chemicals" or "hazardous materials" under the applicable Environmental Law.

          13.1.86. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Regulated Substances in excess of ARARs.

          13.1.87. "Retained Intellectual Property" means any Intellectual Property used primarily by Seller or any Continuing Affiliates, which is identified as such on Schedule 2.15.1(a)(iii).
                      -----------------------

          13.1.88.  "Returns" shall have the meaning set forth in Section
2.18.1.

          13.1.89. "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

          13.1.90.  "Seller Indemnitees" shall have the meaning set forth in
Section 10.2.

          13.1.91. "Seller Provided Services" means all services provided by Seller or any Continuing Affiliate to the Company Entities, including those described on Schedule 2.9(c), together with all Intellectual Property used by
             ---------------
Seller or a Continuing Affiliate in connection with or relating to the performance thereof.

          13.1.92. "Seller's Knowledge" means the actual knowledge of the persons listed on Schedule 13.1 as to the matters specified on Schedule 13.1 to
                  -------------                                -------------
which such person's knowledge pertains.

          13.1.93. "Shares" shall have the meaning set forth in the recitals to this Agreement.

          13.1.94. "Short Tax Period" means any Tax Period ending on the Closing Date.

          13.1.95.  "Subscription Right" shall have the meaning set forth in
Section 2.3.1.

            13.1.96. "Tax" or "Taxes" means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, unemployment, workers' compensation, social security, disability, occupation, property, severance, production, real estate, excise and other taxes, duties and similar governmental charges and assessments imposed by or on behalf of any Governmental Authority (including interest and penalties thereon).

            13.1.97. "Tax Laws" means the Code and all other Laws relating to Taxes.

            13.1.98. "Tax Period" shall have the meaning set forth in Section 6.1.1.

            13.1.99.  "Third Party Claim" shall have the meaning set forth in
Section 10.3.2.

            13.1.100. "Trojan Contract" means that certain purchase order with Portland General Electric - Trojan (NQ181326) dated July 2, 1996.

            13.1.101. "Unaffiliated Firm" shall mean an unaffiliated "big six" accounting firm to be selected and agreed upon by the Parties.

            13.1.102. "Working Capital Deficit" shall mean the excess of the Company's current liabilities, over its current assets, each as determined in accordance with GAAP, consistently applied, without regard to any deferred tax asset or liability, which may be a positive or negative number, and, at the Closing Date, after giving effect to the adjustment to reserves contemplated under Sections 6.7 (Legacy Waste and Equipment) and 4.9 (Ventilation System for the SEG(R) Metal Melt Facility).

     13.2.  Certain Interpretive Matters and Limitations.  (a) Each of the
            --------------------------------------------
Parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the Parties hereby acknowledges that (i) no party has relied or will rely in respect of this Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement (including the Schedules and Exhibits hereto) or such of the foregoing as are delivered at the Closing, (ii) there are no representations or warranties by or on behalf of either Party hereto or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement, and
(iii) the Parties' respective rights and obligations with respect to this Agreement and the events giving rise thereto shall be solely as set forth in this Agreement.

            (b) Any item disclosed in one Section or Schedule shall be deemed to be disclosed in any other Section or Schedule where such disclosure is relevant, even if there is no express cross-reference, provided that the relevance of the disclosure is on its face reasonably apparent. Disclosure of items that may or may not be required to be disclosed by this Agreement does not mean that such items are material or create a standard of materiality and shall not be deemed an admission that any such disclosed matter is or may give rise to a violation of any Law or is material.

          (c) No provision of this Agreement shall be interpreted in favor of, or against, either of the Parties by reason of the extent to which either such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.


                              WESTINGHOUSE ELECTRIC CORPORATION



                              By:   /s/ Andrew J. Washburn
                                    -------------------------------
                              Name:  Andrew J. Washburn
                              Title: Managing Director, Global Capital Markets


                              GTS DURATEK, INC.



                              By:   /s/ Robert F. Shawver
                                    -------------------------------
                              Name:  Robert F. Shawver
                              Title: Executive Vice President
                                   and Chief Financial Officer